                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                  CHURCHILL DOWNS INCORPORATED
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          CHURCHILL DOWNS INCORPORATED
                               700 CENTRAL AVENUE
                           LOUISVILLE, KENTUCKY 40208

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 22, 2000

TO THE SHAREHOLDERS OF
CHURCHILL DOWNS INCORPORATED:

    Notice is hereby given that the Annual Meeting of Shareholders of Churchill Downs Incorporated (the "Company"), a Kentucky corporation, will be held at Churchill Downs Sports Spectrum, 4520 Poplar Level Road, Louisville, Kentucky, on Thursday, June 22, 2000, at 10:00 a.m., E.D.T. for the following purposes:

      I. To elect four (4) Class I Directors for a term of three (3) years (Proposal No. 1);

     II. To approve the proposed Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (Proposal No. 2);

     III. To approve an amendment to the Churchill Downs Incorporated 1997 Stock Option Plan to increase the number of shares of Common Stock, No Par Value, available for issuance thereunder from 300,000 shares to 600,000 shares (Proposal No. 3);

     IV. To approve or disapprove the minutes of the 1999 Annual Meeting of Shareholders, approval of which does not amount to ratification of actions taken at such meeting (Proposal No.4); and

      V. To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct.

    The close of business on April 24, 2000, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting, and only shareholders of record at that time will be entitled to notice of and to vote at the meeting and at any adjournments thereof.

    Shareholders who do not expect to attend the meeting in person are urged to sign, date and promptly return the Proxy that is enclosed herewith.

    By Order of the Board of Directors.

                                          REBECCA C. REED
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

May 15, 2000

                          CHURCHILL DOWNS INCORPORATED
                               700 CENTRAL AVENUE
                           LOUISVILLE, KENTUCKY 40208

                                PROXY STATEMENT
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 22, 2000

    The enclosed Proxy is being solicited by the Board of Directors (the "Board of Directors") of Churchill Downs Incorporated (the "Company") to be voted at the 2000 Annual Meeting of Shareholders to be held on Thursday, June 22, 2000, at 10:00 a.m., E.D.T. (the "Annual Meeting"), at the Churchill Downs Sports Spectrum, 4520 Poplar Level Road, Louisville, Kentucky, and any adjournments thereof. This solicitation is being made primarily by mail and at the expense of the Company. Certain officers and directors of the Company and persons acting under their instruction may also solicit Proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company. The Proxy and this Proxy Statement are being sent to shareholders on or about May 15, 2000.

VOTING RIGHTS

    Only holders of record of the Company's Common Stock, No Par Value ("Common Stock"), on April 24, 2000, are entitled to notice of and to vote at the Annual Meeting. On that date, 9,853,627 shares of Common Stock were outstanding and entitled to vote. Each shareholder has one vote per share on all matters coming before the Annual Meeting, other than the election of directors. In the election of directors, a shareholder is entitled by Kentucky law to exercise "cumulative" voting rights; that is, the shareholder is entitled to cast as many votes as equals the number of shares owned by the shareholder multiplied by the number of directors to be elected and may cast all such votes for a single nominee or distribute them among the nominees in any manner that the shareholder desires. Shares represented by proxies received may be voted cumulatively (see "Election of Directors"). Under the Company's Articles of Incorporation and Bylaws and the Kentucky statutes, abstentions and broker non-votes on any matter are not counted in determining the number of votes required for the election of a director or passage of any matter submitted to the shareholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

    If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS," FOR APPROVAL OF THE PROPOSED CHURCHILL DOWNS INCORPORATED 2000 EMPLOYEE STOCK PURCHASE PLAN, FOR APPROVAL OF THE PROPOSED INCREASE IN SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE CHURCHILL DOWNS INCORPORATED 1997 STOCK OPTION PLAN, FOR APPROVAL OF THE MINUTES OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

REVOCATION OF PROXY

    A proxy may be revoked at any time before the shares it represents are voted by giving written notice of revocation to the Secretary of the Company and such revocation shall be effective for all votes after receipt.

                     COMMON STOCK OWNED BY CERTAIN PERSONS

    The following table sets forth information concerning the beneficial ownership of the Common Stock as of April 24, 2000, by [i] the only persons known by the Board of Directors to own beneficially more than five percent (5%) of the Common Stock and [ii] the Company's directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them.

                                                                 SHARES
                      NAME AND ADDRESS                        BENEFICIALLY
                    OF BENEFICIAL OWNER                          OWNED                % OF CLASS
                    -------------------                       ------------            ----------
Brad M. Kelley                                                   886,500                  8.9%
2200 Lapsky Lane
Bowling Green, Kentucky 42103

28 Directors and Executive Officers as a Group                 2,823,142(1)(2)(3)        28.6%

----------

(1) See "Executive Officers of the Company," "Election of Directors," and "Continuing Directors," below.

(2) Includes 282,000 shares issuable under currently exercisable options.

(3) Does not include shares beneficially owned by Mr. Brad M. Kelley, who is a nominee for Director.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who beneficially own more than ten percent (10%) of the Company's Common Stock file certain reports with the Securities and Exchange Commission ("SEC") with regard to their beneficial ownership of the Common Stock. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. During the Company's prior fiscal year, Mr. C. Kenneth Dunn and Mr. Frederick M. Baedeker, Jr., both executive officers who were hired by the Company in 1999, each made a late filing of one Form 3. Each required report was subsequently filed. Based solely on its review of the forms filed with the SEC, the Company believes that all other filing requirements applicable to its directors, executive officers and ten percent (10%) beneficial owners were satisfied.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The Company's executive officers, as listed below, are elected annually to their executive offices and serve at the pleasure of the Board of Directors.

                                                                                   COMMON STOCK OF THE
                                                                                   COMPANY BENEFICIALLY
                                                                                       OWNED AS OF
                                                                                   APRIL 24, 2000(1)(2)
                                             POSITION(S) WITH COMPANY              --------------------
           NAME AND AGE                         AND TERM OF OFFICE                AMOUNT       % OF CLASS
           ------------                      ------------------------             ------       ----------
William S. Farish (3)               Director since 1985; Chairman of the Board   106,560           1.0%
61                                  since 1992

Thomas H. Meeker                    President and Chief Executive Officer since  186,813(4)        1.8%
56                                  1984; Director since 1995

Frederick M. Baedeker, Jr.          President, Churchill Downs California              0             *
50                                  Company since November 1999

Vicki L. Baumgardner                Vice President, Finance and Treasurer since   18,429(5)         .1%
48                                  February 1993; Controller from 1989 to
                                    February 1993

                                                                                   COMMON STOCK OF THE
                                                                                   COMPANY BENEFICIALLY
                                                                                       OWNED AS OF
                                                                                   APRIL 24, 2000(1)(2)
                                             POSITION(S) WITH COMPANY              --------------------
           NAME AND AGE                         AND TERM OF OFFICE                AMOUNT       % OF CLASS
           ------------                      ------------------------             ------       ----------
Robert L. Decker                    Executive Vice President and Chief            24,376(6)         .2%
52                                  Financial Officer since January 1999;
                                    Senior Vice President, Finance and
                                    Development, and Chief Financial Officer
                                    from March 1997 to December 1998

C. Kenneth Dunn                     President, Calder Race Course, Inc. since          0             *
53                                  April 1999; President, Tropical Park, Inc.,
                                    since April 1999

John R. Long                        President, Churchill Downs Management Com-     1,000             *
52                                  pany since November 1999; Executive Vice
                                    President and Chief Operating Officer since
                                    July 1999

Michael E. Miller                   Senior Vice President, Finance since               0             *
48                                  January 2000

Rebecca C. Reed                     Senior Vice President, General Counsel and       631             *
42                                  Secretary since January 1999; Associate
                                    General Counsel and Assistant Secretary
                                    from January 1998 to December 1998;
                                    Corporate Counsel from January 1994 to
                                    December 1997

Donald R. Richardson                Senior Vice President, Racing, Churchill       4,931(7)          *
54                                  Downs Management Company since November
                                    1999; Senior Vice President, Racing, from
                                    January 1999 to November 1999; Vice
                                    President, Racing from September 1994 to
                                    December 1998; Stakes Coordinator from
                                    August 1990 to August 1994

Karl F. Schmitt, Jr.                Senior Vice President, Communications since   18,426(8)         .1%
47                                  March 1998; Vice President, Corporate
                                    Communications from 1990 to March 1998

Andrew G. Skehan                    Senior Vice President, Corporate Sales and         0             *
39                                  Marketing since September 1999; Senior Vice
                                    President, Corporate Marketing from April
                                    1999 to September 1999

Jeffrey M. Smith                    President, Ellis Park Race Course, Inc.,      32,576(9)         .3%
47                                  since April 1998; President, Racing
                                    Corporation of America since April 1998;
                                    President, Anderson Park, Inc., since 1994;
                                    President, Churchill Downs Management
                                    Company from January 1993 to November 1999;
                                    Senior Vice President, Planning and
                                    Development from February 1993 to December
                                    1996; Senior Vice President, Finance from
                                    1991 to February 1993; Treasurer from 1986
                                    to February 1993

                                                                                   COMMON STOCK OF THE
                                                                                   COMPANY BENEFICIALLY
                                                                                       OWNED AS OF
                                                                                   APRIL 24, 2000(1)(2)
                                             POSITION(S) WITH COMPANY              --------------------
           NAME AND AGE                         AND TERM OF OFFICE                AMOUNT       % OF CLASS
           ------------                      ------------------------             ------       ----------
Alexander M. Waldrop                President and General Manager, Churchill      32,410(10)        .3%
43                                  Downs Racetrack since September, 1999;
                                    Senior Vice President and General Manager
                                    since January 1999; Senior Vice President,
                                    Administration from December 1996 to
                                    December 1998; Senior Vice President from
                                    June 1994 to December 1996; General Counsel
                                    and Secretary from August 1992 to December
                                    1998

----------

   * Less than 0.1%

 (1) See the Tables on Option Grants in Last Fiscal Year and Aggregate Year-End Option Values under "Executive Compensation" below for a discussion of stock options granted by the Board of Directors to executive officers during 1999.

 (2) No executive officer shares voting or investment power with respect to his or her beneficially owned shares, except that Mr. Meeker shares investment and voting power with respect to 26,908 shares.

 (3) Mr. Farish does not serve full-time as an executive officer of the Company and is not compensated as an officer of the Company.

 (4) Includes 157,400 shares issuable under currently exercisable options.

 (5) Includes 18,000 shares issuable under currently exercisable options.

 (6) Includes 20,000 shares issuable under currently exercisable options.

 (7) Includes 4,600 shares issuable under currently exercisable options.

 (8) Includes 18,000 shares issuable under currently exercisable options.

 (9) Includes 32,000 shares issuable under currently exercisable options.

 (10) Includes 32,000 shares issuable under currently exercisable options.

    From January, 1993, until joining the Company, Mr. Decker was employed as the Vice President of Finance of The Americas Hilton International Company, a subsidiary of Ladbroke Group PLC, a full service hotel and gaming enterprise. From September, 1987 to January, 1993, Mr. Decker was the Vice President of Finance and Chief Financial Officer of Ladbroke Racing Corporation, an owner and operator of thoroughbred, harness and greyhound racetracks, and off-track betting systems in the United States.

    From 1990 to 1998, Mr. Skehan was employed by PepsiCo, Inc., holding various positions, including that of general manager for PepsiCo Restaurants International. From February 1998, until joining the Company, Mr. Skehan served as a vice president/regional director of marketing and new markets (Europe, Middle East and Africa) for Nabisco Corporation.

    From March 1999 to October 1999, Mr. Baedeker was employed by ODS Technologies, LLC, as Vice President, Communications. Mr. Baedeker was employed from 1998 to February 1999 by the National Thoroughbred Racing Association as Senior Vice President, Marketing. From 1992 to 1998, Mr. Baedeker was employed by Hollywood Park, Inc., as Vice President, Marketing and Public Relations.

    From 1990 until joining the Company, Mr. Dunn was employed as President of Calder Race Course, Inc., and Tropical Park, Inc., under successive former owners, including Kawasaki Acquisition Corp.

    From 1993 until March 1999, Mr. Long was employed as President and Chief Executive Officer of Ladbroke/USA, where he oversaw racing and gaming operations in North America for Ladbroke Group, PLC.

    From 1996 to 1999, Mr. Miller was employed as Senior Vice President and Chief Financial Officer of Fender Musical Instruments Corporation. During 1995, he served as a Director of Entrepreneurial Tax Services with Ernst & Young LLP.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    At the Annual Meeting, shareholders will vote to elect four (4) persons to serve in Class I of the Board of Directors to hold office for a term of three
(3) years expiring at the 2003 Annual Meeting of Shareholders and thereafter until their respective successors shall be duly elected and qualified.

    The Articles of Incorporation of the Company provide that the Board of Directors shall be composed of not less than nine (9) nor more than twenty-five
(25) members, the exact number to be established by the Board of Directors, and further provide for the division of the Board of Directors into three (3) approximately equal classes, of which one (1) class is elected annually. Following the resignation of Mr. Lunsford from the Board of Directors, the Board of Directors amended the Company's Bylaws to establish the number of directors at twelve (12), with four (4) directors in each of Class I, Class II and Class
III. Mr. Meeker, who had been a member of Class III, agreed to reduce the length of his term as a member of the Board of Directors from three (3) years to two
(2) years, thereby becoming a member of Class II.

    The Company is a party to a Stock Purchase Agreement dated as of March 28, 1998 (the "Stock Purchase Agreement"), between the Company and TVI Corp., under which the Company acquired all of the shares of the stock of Racing Corporation of America from TVI Corp. as of April 21, 1998. The Stock Purchase Agreement provides that, at the regular meeting of the Board of Directors in June of 1998, Daniel Harrington, President of TVI Corp., would be nominated to serve as a director of the Company in the class of directors deemed appropriate by the Company, subject to reelection of Mr. Harrington (or a substitute nominee reasonably acceptable to the Company) by the shareholders of the Company at the next annual meeting of the shareholders of the Company if TVI Corp. continues to then hold 200,000 shares of the Company's Common Stock and subject to the fiduciary obligations of the directors of the Company in nominating such person for election as a director. At the June 1999 Annual Meeting of shareholders of the Company, Mr. Harrington was reelected as a Class III director.

    At the Annual Meeting, the four (4) persons named in the following table will be nominated on behalf of the Board of Directors for election as directors in Class I. Three of the nominees currently serve as Class I directors of the Company and all of the nominees have agreed to serve if elected or reelected. Arthur B. Modell currently serves as a Class I director but will, following the Annual Meeting, assume Director Emeritus status. The Board of Directors has nominated Brad M. Kelley for election as a director of the Company to fill this vacancy in Class I. Under cumulative voting, the four (4) nominees receiving the highest number of votes will be elected.

NOMINEES FOR ELECTION AS DIRECTORS

                                                                                   COMMON STOCK OF THE
                                                                                   COMPANY BENEFICIALLY
                                                                                       OWNED AS OF
          NAME, AGE AND                                                             APRIL 24, 2000 (3)
          POSITIONS WITH                   PRINCIPAL OCCUPATION (1) AND          ------------------------
             COMPANY                         CERTAIN DIRECTORSHIPS (2)            AMOUNT       % OF CLASS
          --------------                   ----------------------------           ------       ----------
                                          CLASS I--TERMS EXPIRING IN 2003

William S. Farish                   President, W.S. Farish & Company (trust      106,560           1.0%
61                                  management company) and Owner and Chief
Director since 1985;                Executive Officer, Lane's End Farm
Chairman since 1992                 (Thoroughbred breeding and racing);
                                    Director, Add-Vision, Breeders' Cup Limited
                                    and Keeneland Association, Incorporated;
                                    Vice Chairman and Steward, Jockey Club;
                                    Director, American Horse Council;
                                    President, Ephraim McDowell Cancer Research
                                    Foundation

G. Watts Humphrey, Jr.              President, G.W.H. Holdings, Inc. (private     51,000            .5%
55                                  investment company); Chief Executive
Director since 1995                 Officer, The Conair Group, Inc. (plastics
                                    machinery equipment company), MetalTech
                                    L.P., NexTech, L.P., GalvTech, L.P. (metals
                                    manufacturing and distribution companies)
                                    and Centria (manufacturer and erector of
                                    metal building systems); Fourth District,
                                    Federal Reserve Bank of Cleveland;
                                    Director, The Blood Horse, Inc. (Chairman)
                                    and Keeneland Association, Incorporated;
                                    Director, Vice President and Treasurer,
                                    Breeders' Cup Limited; Director, Shakertown
                                    at Pleasant Hill, Kentucky, Inc.

Brad M. Kelley                      Chief Executive Officer, Commonwealth        886,500           8.9%
43                                  Brands, Inc. (cigarette manufacturer);
Nominated in 2000                   Director, Commonwealth Brands, Inc.
                                    (Chairman); Member, Kentucky Downs, LLC
                                    (Thoroughbred racing association and
                                    pari-mutuel off-track betting facility)

Dennis D. Swanson                   President and General Manager, WNBC-TV         1,000             *
62                                  (television station); Co-Chairman, NBC
Director since 1996                 Olympics; Former President, ABC Sports,
                                    Inc. (from January 1986 to May 1996);
                                    Chairman, Foundation for Minority Interests
                                    in Media, Inc. and Resource Development
                                    Board, College of Communications,
                                    University of Illinois at Champaign-Urbana

----------

*   Less than 0.1%.

(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2) Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain nominees, other directorships or positions considered significant by them.

(3) No nominee shares voting or investment power of his beneficially owned shares.

    The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director. If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed Proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors. In addition, if any shareholder(s) shall vote shares cumulatively or otherwise for the election of a director or directors other than the nominees named above, or substitute nominees, or for less than all of them, the persons named in the enclosed Proxy or their substitutes, or a majority of them, reserve the right to vote cumulatively for some number less than all of the nominees named above or any substitute nominees, and for such of the persons nominated as they may choose.

CONTINUING DIRECTORS

    The following table sets forth information relating to the Class II and Class III directors of the Company who will continue to serve as directors until the expiration of their respective terms of office, and the Directors Emeriti, and the beneficial ownership of Common Stock by such Directors.

                                                                                   COMMON STOCK OF THE
                                                                                   COMPANY BENEFICIALLY
                                                                                       OWNED AS OF
          NAME, AGE AND                                                             APRIL 24, 2000 (3)
          POSITIONS WITH                   PRINCIPAL OCCUPATION (1) AND          ------------------------
             COMPANY                         CERTAIN DIRECTORSHIPS (2)            AMOUNT       % OF CLASS
          --------------                   ----------------------------           ------       ----------
                                         CLASS II--TERMS EXPIRING IN 2001

J. David Grissom                    Chairman, Mayfair Capital, Inc. (private     209,400           2.1%
61                                  investment firm); Director, Providian
Director since 1979                 Financial Corporation, and LG&E Energy
                                    Corporation; Chairman, Centre College Board
                                    of Trustees

Seth W. Hancock                     Partner and Manager, Claiborne Farm, and     290,650           2.9%
50                                  President, Hancock Farms, Inc.
Director since 1973                 (Thoroughbred breeding and farming); Vice
                                    President and Director, Clay Ward Agency,
                                    Inc. (equine insurance); Director, Hopewell
                                    Company and Keeneland Association,
                                    Incorporated

Frank B. Hower, Jr.                 Retired; Former Chairman and Chief             2,200             *
71                                  Executive Officer, Liberty National
Director since 1979                 Bancorp, Inc., Liberty National Bank &
                                    Trust Company of Louisville; Director,
                                    American Life and Accident Insurance
                                    Company and Anthem, Inc.; Member, Board of
                                    Trustees, J. Graham Brown Foundation and
                                    University of Louisville

Thomas H. Meeker (4)                President and Chief Executive Officer of     186,813(5)        1.8%
56                                  the Company; Director, Anderson Park, Inc.
Director since 1995; President and  (Chairman), Thoroughbred Racing Association
Chief Executive Officer since 1984  of North America, Inc., Equibase Company,
                                    PNC Bank, Kentucky, Inc., National
                                    Thoroughbred Racing Association; Member,
                                    Board of Trustees, Centre College

                                                                                   COMMON STOCK OF THE
                                                                                   COMPANY BENEFICIALLY
                                                                                       OWNED AS OF
          NAME, AGE AND                                                             APRIL 24, 2000 (3)
          POSITIONS WITH                   PRINCIPAL OCCUPATION (1) AND          ------------------------
             COMPANY                         CERTAIN DIRECTORSHIPS (2)            AMOUNT       % OF CLASS
          --------------                   ----------------------------           ------       ----------
                                         CLASS III--TERMS EXPIRING IN 2002

Charles W. Bidwill, Jr.             Chairman of the Board, National Jockey Club  451,680           4.5%
71                                  (operator of Sportsman's Park Racetrack);
Director since 1982                 Former President and General Manager,
                                    National Jockey Club (until December 31,
                                    1995); Director, Orange Park Kennel Club,
                                    Associated Outdoor Clubs (Tampa Greyhound
                                    Track), Bayard Raceways, Jacksonville
                                    Kennel Club; Big Shoulders Fund,
                                    Archdiocese of Chicago; Link Unlimited;
                                    Cristo Rey Jesuit High School

Daniel P. Harrington                President and Chief Executive Officer, HTV   233,300           2.3%
44                                  Industries, Inc. (private holding company
Director since 1998                 with diversified business interests);
                                    Former Chairman and President, Ellis Park
                                    Race Course, Inc. (1993 to April 1998);
                                    Trustee, The Veale Foundation; Director,
                                    Biopure Corporation (Audit Committee);
                                    Director, Portec Rail Products, Inc.;
                                    Director, First Guaranty Bank; Director,
                                    TVI Corp.; Director, HTV Industries, Inc.

Carl F. Pollard                     Owner, Hermitage Farm since 1995 (Thorough-  173,080           1.7%
61                                  bred breeding); Director, National City
Director since 1985                 Bank, Kentucky (Executive Committee),
                                    Breeders' Cup Limited, Kentucky Derby
                                    Museum Corporation; Trustee, Thoroughbred
                                    Owners and Breeders Association

Darrell R. Wells                    General Partner, Security Management         489,310           4.9%
57                                  Company (investments); Director, First
Director since 1985                 Security Trust Company, Commonwealth
                                    Bancshares, Citizens Financial Corporation,
                                    Commonwealth Bank & Trust Company, Jundt
                                    Growth Fund, and First Security Bank

                                             DIRECTORS EMERITI (6)(7)

Catesby W. Clay                     Chairman Emeritus, Kentucky River Coal        66,580            .6%
76                                  Corporation (Coal land lessor); President,
Director from 1953 to 1998;         Runnymede Farm, Inc. (Thoroughbred
Director Emeritus since 1998        breeding); Director, Kent-Mar Corp.
                                    (President), KRCC Oil & Gas Co., Inc.,
                                    University of Kentucky Mining Engineering
                                    Foundation; Director and President,
                                    Foundation for Drug-Free Youth

                                                                                   COMMON STOCK OF THE
                                                                                   COMPANY BENEFICIALLY
                                                                                       OWNED AS OF
          NAME, AGE AND                                                             APRIL 24, 2000 (3)
          POSITIONS WITH                   PRINCIPAL OCCUPATION (1) AND          ------------------------
             COMPANY                         CERTAIN DIRECTORSHIPS (2)            AMOUNT       % OF CLASS
          --------------                   ----------------------------           ------       ----------
Louis J. Herrmann, Jr.              Owner, Louis Herrmann Auto Consultant         80,130            .8%
80                                  Incorporated (automobile sales); Director,
Director from 1968 to 1994;         Southeastern Financial Services, Inc.
Secretary-Treasurer from 1985 to
1986; Director Emeritus since 1994

Stanley F. Hugenberg, Jr.           President, Jackantom Sales Company             7,340             *
82                                  (manufacturers' representative); Member,
Director from 1982 to 1992;         Board of Trustees, J. Graham Brown
Director Emeritus since 1992        Foundation

Arthur B. Modell                    Owner and Chief Executive Officer,            12,000            .1%
74                                  Baltimore Ravens Football Company, Inc.
Director from 1985 to 2000;         (professional football team); President,
Director Emeritus beginning 2000    Baltimore Ravens Football Company, Inc.
                                    (until 1999)

William T. Young                    Chairman, W.T. Young, LLC (warehousing),     329,320           3.3%
82                                  Owner, Overbrook Farm (Thoroughbred racing
Director from 1985 to 1992;         and breeding); Former Chairman, W.T. Young,
Director Emeritus since 1992        Inc.; Chairman, Transylvania University;
                                    and Chairman, Shakertown at Pleasant Hill
                                    Kentucky, Inc.

----------

*   Less than 0.1%

(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2) Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships or positions considered significant by them.

(3) No director shares voting or investment power of his beneficially owned shares, except that Messrs. Clay, Hancock and Young share with others the voting and investment power with respect to 54,580 shares, 212,650 shares and 100,000 shares, respectively; Mr. Meeker shares with others the voting and investment power with respect to 26,908 shares; Mr. Wells shares voting and investment power with respect to 479,310 shares; and Mr. Harrington shares voting and investment power with respect to 233,300 shares. Of the total shares listed, Mr. Clay specifically disclaims beneficial ownership of 21,900 shares owned by the Agnes Clay Pringle Trust of which he is a trustee; Mr. Hancock specifically disclaims beneficial ownership of 158,400 shares owned by the A.B. Hancock, Jr. Marital Trust of which he is the trustee, of 18,060 shares owned by the Waddell Walker Hancock II Trust of which he is a trustee, of 18,060 shares owned by the Nancy Clay Hancock Trust of which he is a trustee and of 12,086.66 shares held by the ABC Partnership of which he is a general partner; and Mr Young specifically disclaims beneficial ownership of 99,317 shares owned by Overbrook Farm of which a corporation and a limited liability company each controlled by Mr. Young are general partners. Mr. Wells specifically disclaims beneficial ownership of 44,800 shares held by the Wells Foundation, Inc., of which he is a trustee, and of 284,880 shares held by The Wells Family Partnership, of which he is the Managing General Partner. Mr. Harrington specifically disclaims beneficial ownership of 233,300 shares held by TVI Corp.

(4) Mr. Meeker, who had been a member of Class III, agreed to reduce the length of his term as a member of the Board of Directors from three (3) years to two (2) years, thereby becoming a member of Class II, as a result of the amendment of the Company's Bylaws to reduce the number of directors to twelve (12) following the resignation of Mr. Lunsford from the Board of Directors.

(5) Includes 157,400 shares issuable under currently exercisable options.

(6) Directors Emeriti are entitled to attend meetings of the Board of Directors but do not have a vote on matters presented to the Board. The Bylaws provide that once a director is 72 years of age, he may not stand for re-election but shall assume Director

    Emeritus status as of the annual meeting following his current term of service as a director. The Chairman of the Board may continue to serve as a director notwithstanding this provision.

(7) John W. Barr, III, a Director Emeritus of the Company, passed away in 1999.

COMPENSATION AND COMMITTEES OF THE BOARD OF DIRECTORS

    Five (5) meetings of the Board of Directors were held during the last fiscal year. During 1999, directors, other than Directors Emeriti, were paid $750 for each meeting of the Board of Directors that they attended. Directors were paid $750 for each committee meeting they attended and each teleconference meeting in which they participated. Directors who did not reside in Louisville were reimbursed for their travel expenses. Directors, other than Directors Emeriti, received a retainer of $6,000 for 1999 and Directors who served as committee chairmen received an additional $2,000 for a total retainer of $8,000 for 1999. The Chairman of the Board of Directors received an additional $5,000 for a total retainer of $11,000 for 1999. Directors Emeriti were not paid any compensation for attending meetings. They were entitled to have their expenses reimbursed.

    The Company has four (4) standing committees: the Executive, Audit, Compensation and Racing Committees. No Director Emeritus serves on any Board committee.

                              EXECUTIVE COMMITTEE

    The Executive Committee is authorized, subject to certain limitations set forth in the Company's Bylaws, to exercise the authority of the Board of Directors between Board meetings. The members of the Executive Committee for 1999 were as follows:

                              J. David Grissom, Chairman
                              Charles W. Bidwill, Jr.
                              William S. Farish
                              Carl F. Pollard

Twelve (12) meetings of the Executive Committee were held during the last fiscal year.

                                AUDIT COMMITTEE

    The Audit Committee is responsible for annually examining the financial affairs of the Company, including consultation with the Company's auditors. The members of the Audit Committee for 1999 were as follows:

                              Darrell R. Wells, Chairman
                              Daniel P. Harrington
                              G. Watts Humphrey, Jr.
                              W. Bruce Lunsford
                              Carl F. Pollard

Two (2) meetings of the Audit Committee were held during the last fiscal year.

                             COMPENSATION COMMITTEE

    The Compensation Committee administers the Company's executive compensation plans, including its Supplemental Benefit Plan, any incentive compensation plan, any deferred compensation plan, any stock option plan and any employee stock purchase plan, and reviews and approves the compensation of the Company's Chief Executive Officer. The Compensation Committee consists of not fewer than two (2) directors who are not officers or employees of the Company or any of its subsidiaries. The members of the Compensation Committee for 1999 were as follows:

   January 1999--June 1999       June 1999--December 1999
   -----------------------       ------------------------
Frank B. Hower, Jr., Chairman  Frank B. Hower, Jr., Chairman
W. Bruce Lunsford              G. Watts Humphrey, Jr.
Dennis D. Swanson              Dennis D. Swanson
Darrell R. Wells               Darrell R. Wells

Two (2) meetings of the Compensation Committee were held during the last fiscal year.

                                RACING COMMITTEE

    The Racing Committee is responsible for the Company's contracts and relations with horsemen, jockeys and others providing horse racing related services. The members of the Racing Committee for 1999 were as follows:

                              Seth W. Hancock, Chairman
                              G. Watts Humphrey, Jr.
                              Carl F. Pollard

No meeting of the Racing Committee was held during the last fiscal year.

    The Company does not have a standing nominating committee. All directors serving as Class I, II or III directors, except Mr. Modell, attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the meetings of the committees on which they served.

              PROPOSAL TO APPROVE THE CHURCHILL DOWNS INCORPORATED
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                                (PROPOSAL NO. 2)

    On March 16, 2000, the Board of Directors adopted the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (the "2000 Stock Purchase Plan") and directed that it be submitted to the shareholders at the Annual Meeting for approval. Subject to such approval, the 2000 Stock Purchase Plan will become effective August 1, 2000. The 2000 Stock Purchase Plan provides employees of the Company with the opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock on a payroll or other compensation deduction basis. The Board of Directors believes that the 2000 Stock Purchase Plan will provide the Company's employees with a strong incentive to work for its continued success, by providing them with a convenient means for regular and systematic purchases of Common Stock. It is intended that the 2000 Stock Purchase Plan be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. The 2000 Stock Purchase Plan must be approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Unless otherwise instructed, it is the intention of the persons named in the Proxy to vote the shares represented thereby in favor of the 2000 Stock Purchase Plan.

    The following constitutes a brief description of the material features of the 2000 Stock Purchase Plan and is qualified in its entirety by reference to the copy of the 2000 Stock Purchase Plan which is attached as Exhibit A to this Proxy Statement.

    All employees of the Company will be eligible to participate in the 2000 Stock Purchase Plan upon satisfying certain eligibility requirements set forth in the 2000 Stock Purchase Plan, including being employed by the Company for at least one (1) year. The Company employed approximately 450 persons as of April 1, 2000 who would be eligible to participate in the Plan.

    On each annual purchase date under the 2000 Stock Purchase Plan, each participant will be deemed to have purchased, without any further action, the number of whole shares of Common Stock determined by dividing the funds in the participant's stock purchase account by the applicable purchase price. The purchase price for shares of Common Stock on any purchase date will be equal to 85% of the lower of the fair market value per share of the Common Stock on the first or last business day of the applicable purchase period. In order to participate in the 2000 Stock Purchase Plan, a participant must voluntarily file with the Company a form authorizing regular payroll deductions to be held in the participant's stock purchase account. A participant may withdraw at any time from the 2000 Stock Purchase Plan in accordance with applicable procedures and thereafter no further payroll deductions will be made. A participant who withdraws from the 2000 Stock Purchase Plan may elect to participate in a subsequent purchase period, if then eligible, in accordance with applicable procedures.

    No employee may purchase more than 500 shares or $25,000 in fair market value of the stock in any year under the 2000 Stock Purchase Plan and all other stock purchase plans of the Company. No employee may purchase Common Stock under the 2000 Stock Purchase Plan if such employee, immediately after a right to purchase is granted to such employee, would own, directly or indirectly, within the meaning of Section 423(b)(3) of the Code, five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company.

    The Common Stock to be issued and sold under the 2000 Stock Purchase Plan may be authorized but previously unissued shares or shares purchased by the Company. The aggregate number of shares of Common Stock to be sold under the 2000 Stock Purchase Plan will not exceed 68,581 shares, subject to adjustment in the event of stock dividends, stock splits or other changes in the Company's capitalization.

    The 2000 Stock Purchase Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to adopt such rules and regulations for carrying out the 2000 Stock Purchase Plan as it may deem proper and in the best interests of the Company. The Compensation Committee may amend the 2000 Stock Purchase Plan from time to time, except no amendment may be made without shareholder approval if its effect would be to cause the 2000 Stock Purchase Plan to [i] increase the number of shares reserved for issuance under the 2000 Stock Purchase Plan or [ii] alter the eligibility criteria for participation in the 2000 Stock Purchase Plan. The 2000 Stock Purchase Plan shall automatically terminate at the date on which the maximum number of shares of Common Stock have been sold.

    The 2000 Stock Purchase Plan, and the right of employees to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under those provisions, no income will be taxable to any employee at the time of his or her election to participate in the 2000 Stock Purchase Plan or when shares are purchased. However, the current position of the IRS is that the difference between the fair market value of the shares on the date of purchase and the purchase price paid by the participant is considered taxable wages subject to federal employment taxes. Upon disposition of the shares, the employee will be subject to tax and the amount of tax will depend upon the holding period of the shares. If shares are disposed of by the employee more than two (2) years after the date on which the option to purchase the shares was granted (the first day of the applicable purchase period) and one (1) year after the date on which the shares were purchased, or the employee dies while owning the shares, the lesser of (a) the excess of the fair market value of the shares at the time the option to purchase the shares was granted over the employee's purchase price or (b) the excess of the fair market value of the shares at the time of such shares' disposition or death over the employee's purchase price, will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares measured as of the purchase date over the employee's purchase price will be treated as ordinary income, and any further gain will be treated as a capital gain. The amount taxable as ordinary income to the employee is subject to federal income tax withholding. The Company is not entitled to deductions for amounts taxed as ordinary income to the employees except to the extent of ordinary income reported by employees upon disposition of shares within two (2) years from the date the option to purchase the shares was granted and one (1) year from the date of purchase.

    The foregoing is only a summary of the effects of the federal income taxation upon the employee and the Company with respect to the shares purchased under the 2000 Stock Purchase Plan and does not purport to be complete. The foregoing does not discuss income tax laws of any municipality, state, or foreign country in which an employee may reside.

    THE BOARD RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO ADOPT THE CHURCHILL DOWNS INCORPORATED 2000 EMPLOYEE STOCK PURCHASE PLAN.

       PROPOSED AMENDMENT OF THE CHURCHILL DOWNS INCORPORATED 1997 STOCK
          OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                     AVAILABLE FOR ISSUANCE UNDER THE PLAN
                     FROM 300,000 SHARES TO 600,000 SHARES
                                (PROPOSAL NO. 3)

    On November 20, 1997, the Board of Directors adopted the Churchill Downs Incorporated 1997 Stock Option Plan (the "1997 Option Plan"), which also became effective on the same date and was approved by the Company's shareholders at the Annual Meeting held on June 18, 1998. The purpose of the 1997 Option Plan is to promote the Company's interest by affording an incentive to key employees to remain in the employ of the Company and its subsidiaries and to use their best efforts on its behalf and to aid the Company and its subsidiaries in attracting, maintaining and developing capable personnel of a caliber required to ensure the continued success of the Company.

    On March 16, 2000, the Board of Directors adopted a proposal to amend the 1997 Option Plan to increase the aggregate number of shares of Common Stock available for issuance thereunder from 300,000 to 600,000 shares, subject to shareholder approval at the Annual Meeting.

    As of April 1, 2000, there were stock options granted under the 1997 Option Plan covering 228,656 shares of Common Stock held by 34 persons and only 71,344 shares of Common Stock remain available for future awards under the 1997 Option Plan. Under the 1993 Option Plan, 7,203 shares of Common Stock remain available for future awards of options. The proposed amendment is expected to provide a sufficient number of additional shares under the 1997 Option Plan for awards thereunder through the year 2001.

    At the Annual Meeting, the shareholders will be asked to approve this amendment of the 1997 Option Plan. Approval of the amendment to the 1997 Option Plan by the Company's shareholders is required under the terms of the 1997 Option Plan and is required to qualify the options for favorable tax treatment as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This amendment to the 1997 Option Plan will not become effective unless approved by the holders of record of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting.

    UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO AMEND THE 1997 OPTION PLAN.

    The following constitutes a brief discussion of the material features of the 1997 Option Plan as proposed to be amended and is qualified in its entirety by reference to the copy of the 1997 Option Plan as proposed to be amended which is attached as Exhibit B to this Proxy Statement. The 1997 Option Plan permits the grant of both incentive stock options or ISOs, within the meaning of Section 422 of the Code, and nonqualified stock options or NSOs. Employees designated by the Compensation Committee, including officers of the Company, may be granted incentive and nonqualified stock options. As of April 1, 2000, the Company had approximately 1600 employees.

    Options granted under the 1997 Option Plan may be accompanied by stock appreciation rights or SARs. The grant of an SAR permits the optionee to surrender an option and receive in exchange cash or, if permitted, shares of Common Stock with a value equal to the excess of the fair market value of the stock subject to the option over the exercise price.

    The 1997 Option Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). None of the members of the Compensation Committee is eligible to receive options under the 1997 Option Plan. The Compensation Committee selects the employees who will be granted options and determines the number of shares subject to each option, fixes the period during which each option may be exercised and fixes the prices at which shares subject to options may be purchased. The Compensation Committee may provide in the option agreement for acceleration of the vesting of an option or SAR on a change in control in the Company or on the death or disability of the optionee. The Compensation Committee makes any other determinations necessary or advisable for the administration of the Option Plan.

    A total of 600,000 shares of Common Stock will be reserved for issuance under the 1997 Option Plan (representing 5.9% of the total number of shares of Common Stock outstanding on April 1, 2000, as adjusted to reflect the issuance of such additional shares). Currently, 300,000 shares are reserved for issuance under the 1997 Option Plan. The shares to be issued under the 1997 Option Plan will be currently authorized but unissued shares of Common Stock of the Company. The number of shares of the Company's Common Stock available under the 1997 Option Plan or under an option or SAR will be automatically adjusted in the event of a stock dividend, stock split, reorganization, merger, consolidation or a combination or exchange of shares. Shares of the Company's Common Stock subject to unexercised options that expire or are terminated prior to the end of the period during which options may be granted will be restored to the number of shares available for issuance under the 1997 Option Plan.

    Each option granted under the 1997 Option Plan will be evidenced by an agreement which will establish the period in which the option may be exercised. The maximum term of each ISO is ten (10) years except for an ISO granted to an employee beneficially owning more than ten percent (10%) of the Common Stock ("Ten Percent Shareholder"). The exercise period for ISOs granted to a Ten Percent Shareholder will not exceed five (5) years from the date of grant. The exercise price of all ISOs granted under the 1997 Option Plan must be at least 100% of the fair market value of such shares on the date of grant or, in the case of an ISO granted to a Ten Percent Shareholder, 110% of the fair market value of such shares on such date. The exercise price of any NSO will be established by the Compensation Committee and is not required to be the fair market value of the shares as of the date of grant. There is also a $100,000 limit on the value of stock (determined as of the date of grant) covered by ISOs that first become exercisable by an optionee in any calendar year.

    None of the options may be exercised until the optionee has remained employed by the Company or one of its subsidiaries for a period of time specified by the Committee in the option agreement, which shall not be less than one (1) year. In addition, no part of any option may be exercised to the extent that the exercise would cause the optionee to have compensation from the Company for any year in excess of $1,000,000 and which is nondeductible by the Company pursuant to Section 162(m) of the Code and the regulations issued thereunder. The purchase price of the shares to be paid to the Company at the time of exercise may be paid in cash by the optionee or a broker utilized by the optionee or in such other consideration as the Committee deems appropriate, including Common Stock already owned by the optionee.

    An optionee may exercise an SAR only at such time as the related option may be exercised and only at such times as the fair market value of a share of Common Stock on the exercise date exceeds the option exercise price of the related option.

    Options granted pursuant to the 1997 Option Plan are not transferable except upon the death of an optionee, in which event, they may be transferred only by will or in accordance with and to the extent provided for in the laws of descent and distribution. If an optionee's employment with the Company shall terminate for any reason other than death, disability or retirement, all rights to exercise his options shall terminate at the earlier of the date of such termination of employment or the date of written notice of such employment termination. If an optionee's employment with the Company is terminated due to death or disability, the optionee's options may be exercised at the earlier of the expiration date of the options or (1) year after the date of termination. If the optionee's employment terminates by reason of his retirement, unless provided otherwise in the option agreement for an NSO, his right to exercise his options shall terminate at the earlier of the expiration date of the options or five (5) years after termination of employment. The Compensation Committee may provide in the option agreement for the lapse of an option or SAR sooner than the foregoing times.

    ISOs granted under the 1997 Option Plan are intended to be "incentive stock options" as defined by Section 422 of the Code. Under present law, the optionee of an ISO will not realize taxable income upon the grant or the exercise of the ISO. The Company will not receive an income tax deduction at either such time. If the optionee does not dispose of the shares of the Company's Common Stock acquired upon exercising an ISO within either (i) two (2) years after the grant of the ISO or (ii) one (1) year after the date shares of the Company's Common Stock are transferred to the optionee pursuant to the exercise of the ISO, the gain upon a subsequent disposition of the shares will be taxed at capital gain rates. If the optionee, within either of the above periods, disposes of the shares of the Company's Common Stock acquired upon exercise of the ISO, the optionee will recognize as ordinary income an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the optionee. The gain in excess of such amount recognized by the optionee as ordinary income would be taxed as long-term capital gain or short term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

    The exercise of an ISO will result in the excess of the stock's fair market value on the date of exercise over the exercise price being included in the optionee's alternative minimum taxable income. Liability for the alternative minimum tax is complex and depends upon an individual's overall tax situation.

    Upon exercise of an NSO granted under the 1997 Option Plan or upon the exercise of an ISO that does not qualify for the tax treatment described above, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of the Common Stock received over the exercise price of such shares. That amount increases the optionee's basis in the stock acquired pursuant to the exercise of the NSO or ISO not qualifying for the tax treatment described above. Upon a subsequent sale of the stock, the optionee will recognize short-term or long-term capital gain or loss depending upon his holding period for the stock and upon the stock's subsequent appreciation or depreciation in value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the option.

    The holder of an SAR is taxed at ordinary income rates on the amount of cash or fair market value of stock received at the time the SAR is exercised.

    At its November 17, 1999, meeting, the Compensation Committee of the Board of Directors granted 72,405 NSOs and 54,695 ISOs under the 1997 Option Plan. On other dates during 1999, stock option grants were made to four (4) newly-hired officers for hiring grant totals of 15,322 NSOs and 11,678 ISOs. The options granted in 1999 are not exercisable during the first three (3) years after the date of grant but become exercisable in full on the third anniversary of the date of grant.

    The following table sets forth the number of options granted under the 1997 Plan during 1999 with respect to the named executive officers, all current executive officers as a group, and all employees, including all current officers who are not executive officers, as a group:

                                                              NUMBER OF OPTIONS(1)
                     NAME AND POSITIONS                             1999(2)
                     ------------------                       --------------------
Thomas H. Meeker ...........................................          40,000(3)
  President and Chief Executive Officer

Robert L. Decker ...........................................          15,000(3)
  Executive Vice President and Chief Financial Officer

C. Kenneth Dunn ............................................           7,500(3)
  President, Calder Race Course, Inc.; President, Tropical
  Park, Inc.

Dan L. Parkerson ...........................................             500(3)
  Senior Vice President, Property Management, Churchill
  Downs Management Company(4)

Jeffrey M. Smith ...........................................            3000(3)
  President, Ellis Park Race Course, Inc.; President, Racing
  Corporation of America; President, Anderson Park, Inc.

Alexander M. Waldrop .......................................            5000(3)
  President and General Manager, Churchill Downs Racetrack

All Current Executive Officers as a Group ..................         131,000(5)
  13 Persons

All employees...............................................          23,100(6)

----------

(1) The price of the Common Stock as of April 24, 2000 was $23.50 per share.

(2) Information with regard to the exercise price and expiration date of the options granted in 1999 is provided in the Table of Option Grants in Last Fiscal Year under "Executive Compensation." Options granted to all executive officers are under the same terms.

(3) See the Tables on Option Grants in Last Fiscal Year and Aggregate Year-End Option Values under "Executive Compensation" below for a discussion of stock options granted to the named executives by the Board.

(4) Although Mr. Parkerson, an officer of Churchill Downs Management Company, was not serving as an executive officer of the Company at the end of 1999, he was a named executive officer in 1999.

(5) During 1999, 43,273 shares qualify for tax treatment as ISOs. All other options are nonqualified. This number does not include those options granted to Mr. Parkerson. See footnote 4.

(6) All 23,100 shares qualify for tax treatment as ISOs. Excludes options granted to current executive officers. See footnote 5.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO AMEND THE CHURCHILL DOWNS INCORPORATED 1997 STOCK OPTION PLAN.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Under rules established by the SEC, the Compensation Committee is required to disclose: (1) the Compensation Committee's compensation policies applicable to the Company's executive officers; (2) the relationship of executive compensation to Company performance; and (3) the Compensation Committee's bases for determining the compensation of the Company's Chief Executive Officer ("CEO"), Thomas H. Meeker, for the most recently completed fiscal year. Pursuant to these requirements, the Compensation Committee has prepared this report for inclusion in the Proxy Statement.

    The Compensation Committee consists of four (4) independent Directors, none of whom has ever been employed by the Company. The Compensation Committee annually reviews executive officer compensation and makes recommendations to the Board of Directors on all matters related to the structure of the Company's executive compensation programs. The Compensation Committee's authority and oversight extend to total executive compensation, including base salaries, incentive and other compensation programs, supplemental benefit plans, deferred compensation plans, stock option plans and stock purchase plans, for the Company as well as the administration of the employment contracts of the Company's chief executive officer and chief financial officer. The Compensation Committee also reviews compensation data from comparable companies.

    The fundamental philosophy of the Compensation Committee is to assure that the Company's compensation program for executive officers links pay to business strategy and performance in a manner which is effective in attracting, motivating and retaining key executives while also providing performance incentives which will inure to the benefit of executive officers and shareholders alike. The objective is to provide total compensation commensurate with Company performance by combining salaries and benefits that are competitive in the marketplace with incentive opportunities established by the Compensation Committee which are competitive with median levels of competitors' incentive compensation. The Compensation Committee has determined that as an executive's level of responsibility increases, a greater portion of his or her compensation should be based upon the Company's performance. The Compensation Committee also believes that the Company's compensation program should include an individual performance component to reward employees whose job performance does not directly affect revenues.

    The Compensation Committee has structured executive compensation based upon this philosophy. There are three (3) basic elements of the Company's executive compensation program, each determined by individual and corporate performance:
(1) base salary compensation, (2) annual variable performance incentive compensation earned under the Company's 1997 Incentive Compensation Plan (the "ICP") and (3) stock option grants made under the Company's 1993 Stock Option Plan (the "1993 Option Plan"), and stock option grants and stock appreciation rights under the Company's 1997 Stock Option Plan (the "1997 Option Plan") (the 1993 Option Plan and the 1997 Option Plan are, collectively, the "Option Plans").

    Base salaries are targeted to be competitive with similar positions in comparable companies. In determining base salaries, the Compensation Committee also takes into account individual experience and performance and issues specific to the Company.

    The ICP is designed to reward employees' short term performance by providing for the award of a cash bonus if annual goals based upon the Company's pre-tax earnings, as well as the performance of the employee and the center in which the employee works, are achieved. The award of bonuses is based initially on the Company's achievement of certain target pre-tax earnings goals established by the Compensation Committee. The amount of each bonus is then determined by the Company's performance [measured by earnings (computed before taxes but after recognition of awards made under the ICP)], the center in which that employee works and that employee's performance.

    The third component of executive compensation is the 1993 Option Plan and the 1997 Option Plan. The Compensation Committee believes that the granting of options and stock appreciation rights to officers of the Company, including Mr. Meeker, will further the Company's goals of attracting, motivating and retaining employees while also providing compensation which links pay to the Company's long-term performance. During 1999, all officers were granted a total of 87,727 nonqualified stock options and 66,373 incentive stock options. All of these options are exercisable in 2002 and all were granted under the 1997 Plan. The Option Plans provide for cashless exercises through broker's transactions.

    The Compensation Committee believes that the Option Plans are integral to a performance based compensation package because of their reward based upon the Company's long-term performance. The Option Plans allow the Company to further tie compensation to performance of the Company with a possibility of increasing the total compensation package of its executives without an equivalent cash outlay by the Company.

    Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Each year, Mr. Meeker's base salary is set by the Committee after considering the Company's overall financial performance in light of the Company's strategic development initiatives. For 1999, Mr. Meeker's annual base salary was set at $312,000. Mr. Meeker's base salary is adjusted periodically to incorporate cost of living increases and to keep his salary competitive with similar positions in comparable companies. This approach reflects the Committee's philosophy to shift a great portion of Mr. Meeker's overall compensation to sources based upon the Company's overall performance.

                                                          COMPENSATION COMMITTEE
                                                             Frank B. Hower, Jr.
                                                          G. Watts Humphrey, Jr.
                                                               Dennis D. Swanson
                                                                Darrell R. Wells

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company is unaware of any relationships among its officers and directors which would require disclosure under this caption.

                               PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of each of a peer group index and the Wilshire 5000 index for the period of approximately five (5) fiscal years commencing January 1, 1995 and ending December 31, 1999. The companies used in the peer group index consist of Canterbury Park Holding Corp., Hollywood Park, Inc. and Penn National Gaming, which are all of the publicly traded companies known to the Company to be engaged primarily in thoroughbred racing in the continental United States and to be publicly traded for at least five (5) years. In September 1999, the Company purchased the assets of Hollywood Park's thoroughbred racing operation. The Wilshire 5000 equity index measures the performance of all United States headquartered equity securities with readily available price data. The graph depicts the result of an investment of $100 in the Company, the Wilshire 5000 index and the peer group companies. Since the Company has historically paid dividends on an annual basis, the performance graph assumes that dividends were reinvested annually.

                              [PERFORMANCE GRAPH]

                  DEC-94     DEC-95     DEC-96     DEC-97     DEC-98     DEC-99
Churchill Downs    $100       $ 81       $ 84       $105       $160       $112
Peer Group         $100       $103       $197       $226       $104       $229
Wilshire 5000      $100       $136       $165       $217       $268       $331

                             EXECUTIVE COMPENSATION

    The following table sets forth the remuneration paid during the last three
(3) fiscal years by the Company to [i] Mr. Meeker, the President and CEO of the Company, [ii] each of the Company's four (4) most highly compensated executive officers in fiscal year 1999 who were serving as executive officers at the end of 1999, and [iii] Mr. Parkerson, who would be one of the Company's four (4) most highly compensated executive officers if he were serving as an executive officer of the Company at the end of 1999 (collectively the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                        ANNUAL COMPENSATION                   SECURITIES UNDER-    ALL OTHER
       NAME AND                                              OTHER ANNUAL      LYING OPTIONS/     COMPENSATION
  PRINCIPAL POSITION       YEAR      SALARY    BONUS (1)   COMPENSATION (2)        SARS(#)            (3)
  ------------------       ----      ------    ---------   ----------------   -----------------   ------------
Thomas H. Meeker,        1999       $312,000   $210,600        $55,000             40,000            $15,320
  President, Chief       1998        300,000    202,500         55,200             18,078             14,671
  Executive Officer and  1997        285,000    192,370         51,406             30,000             15,125
  Director

Robert L. Decker,        1999        187,893(4)   96,533       -0-                 15,000             11,342
  Executive Vice         1998        176,800     92,820        -0-                  5,408             12,628
  President and Chief    1997        134,038(5)   89,250       -0-                 28,000             99,157(5)
  Financial Officer

C. Kenneth Dunn          1999        138,461     70,000        -0-                  7,500              7,516
  President--Calder      1998         -0-        -0-           -0-                -0-                -0-
  Race Course, Inc. and  1997         -0-        -0-           -0-                -0-                -0-
  Tropical Park, Inc.
  (6)

Dan L. Parkerson,        1999        118,000(4)   57,683       -0-                    500              9,401
  Senior Vice            1998        110,240     54,982        -0-                  1,686             13,039
  President, Property    1997        105,763     54,259        -0-                  3,768             13,087
  Management, Churchill
  Downs Management
  Company

Jeffrey M. Smith,        1999        133,000(4)   65,975       -0-                  3,000              9,379
  President, Ellis Park  1998        109,200     50,737        -0-                  2,868             12,040
  Race Course, Inc.,     1997        104,762     52,369        -0-                  3,734             12,108
  Racing Corporation of
  America and Anderson
  Park, Inc.

Alexander M. Waldrop,    1999        158,197(4)   76,125       -0-                  5,000              9,332
  President and General  1998        125,000     62,125        -0-                  3,199             11,887
  Manager of Churchill   1997        105,603     55,650        -0-                  3,768             11,822
  Downs Racetrack

----------

(1) In 1997, 1998 and 1999, bonuses were paid in cash pursuant to the Company's Incentive Compensation Plans then in effect. See "Compensation Committee Report on Executive Compensation."

(2) Includes the expense of a Supplemental Benefit Plan of which Mr. Meeker is currently the only participant. See the Compensation Committee Report on Executive Compensation above and discussion regarding the Supplemental Benefit Plan below.

(3) Consists of life insurance premiums paid by the Company with respect to certain term life insurance payable on the officer's death to beneficiaries designated by him and, further, includes amounts contributed by the Company to the officer's account under the Company's Profit Sharing Plan. Amounts attributable to such term life insurance are as follows:

          MR. MEEKER   MR. DECKER   MR. DUNN   MR. PARKERSON   MR. SMITH   MR. WALDROP
    1999    $4,463       $1,353       $ 55         $1,269        $554          $388
    1998     3,168        1,749      -0-            1,534         586           408
    1997     2,980        1,392      -0-            1,458         557           330

         Pursuant to the Company's Profit Sharing Plan, the Company matches employees' contributions (which are limited to 12% of annual compensation up to $10,000 for calendar year 1999) up to 2% of quarterly contributions and also makes discretionary contributions. Amounts contributed by the Company, including discretionary contributions, on behalf of the named executive officers are as follows:

          MR. MEEKER   MR. DECKER   MR. DUNN   MR. PARKERSON   MR. SMITH   MR. WALDROP
    1999   $10,857       $ 9,989     $7,461       $ 8,132       $ 8,825      $ 8,944
    1998    11,503        10,879      -0-          11,505        11,454       11,479
    1997    12,145        -0-         -0-          11,629        11,551       11,492

(4) Includes certain amounts deferred under the Company's Deferred Compensation Plan.

(5) Mr. Decker was employed by the Company in March 1997, and his compensation for 1997 reflects less than twelve months of service. All other compensation for Mr. Decker during 1997 includes $97,765 of the Company's reimbursement of relocation expenses.

(6) Mr. Dunn was employed by the Company in April 1999 when the Company acquired Calder Race Course, and his compensation for 1999 reflects less than twelve months of service.

    The following table provides information with respect to the named executive officers concerning options granted during 1999:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           % OF TOTAL OPTIONS
                             OPTIONS           GRANTED TO                                                GRANT DATE
                             GRANTED            EMPLOYEES            EXERCISE OR        EXPIRATION      PRESENT VALUE
         NAME                (#) (1)       FISCAL YEAR '99 (%)      BASE PRICE ($)         DATE            ($) (7)
         ----                -------       -------------------      --------------      ----------      -------------
Thomas H. Meeker (2)          40,000               25.95%              $22.625          11/17/2009        $461,528
Robert L. Decker (3)          15,000                9.73%              $22.625          11/17/2009         173,073
C. Kenneth Dunn (4)            7,500                4.86%              $22.625          11/17/2009          86,536
Dan L. Parkerson (5)             500                 .32%              $22.625          11/17/2009           5,769
Jeffrey M. Smith (5)           3,000                1.94%              $22.625          11/17/2009          34,614
Alexander M. Waldrop
  (6)                          5,000                3.24%              $22.625          11/17/2009          57,691

----------

(1) The 71,000 options granted in 1999 to the named executive officers are composed of incentive stock options, as defined under the Internal Revenue Code of 1986, as amended, and non-qualified stock options. The exercise price of these options, whether incentive stock options or non-qualified stock options, is the fair market value of the shares on the date of their grant.

(2) Of the 40,000 options granted to Mr. Meeker, 4,419 are incentive stock options and 35,581 are non-qualified stock options, all of which vest on the third anniversary of the date of grant (November 17, 2002) and were granted under the 1997 Plan.

(3) Of the 15,000 options granted to Mr. Decker in 1999, 4,419 are incentive stock options and 10,581 are non-qualified stock options, all of which vest on the third anniversary of the date of grant (November 17, 2002) and were granted under the 1997 Plan.

(4) Of the 7,500 options granted to Mr. Dunn, 4,419 are incentive stock options and 3,081 are non-qualified stock options, all of which vest on the third anniversary of the date of grant (November 17, 2002), and were granted under the 1997 Plan.

(5) The 500 options granted to Mr. Parkerson and 3,000 options granted to Mr. Smith, which represent all of the options granted to these named executive officers in 1999, are incentive stock options which vest on the third anniversary of the date of grant (November 17, 2002). All of the options granted to Mr. Parkerson and to Mr. Smith were granted under the 1997 Plan.

(6) Of the 5,000 options granted to Mr. Waldrop, 4,419 are incentive stock options and 581 are non-qualified stock options. All these options vest on the third anniversary of the date of grant (November 17, 2002), and all were granted under the 1997 Plan.

(7) The fair market value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for grants in 1999, respectively: dividend yield of 1.4% in 1999; risk-free interest rate of 6.76%; and the expected lives of options are 7.0 years, and a volatility of 43.7384% for all grants.

    The following table provides information with respect to the named executive officers concerning unexercised options held as of December 31, 1999:

                        AGGREGATE YEAR-END OPTION VALUES

                                                                           NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                                                UNDERLYING               IN-THE-MONEY
                                                                           UNEXERCISED OPTIONS             OPTIONS
                           SHARES ACQUIRED ON                                AT YEAR END (#)         AT YEAR END ($) (1)
                                EXERCISE                                      EXERCISABLE /             EXERCISABLE /
        NAME                      (#)              VALUE REALIZED ($)         UNEXERCISABLE             UNEXERCISABLE
        ----               ------------------      ------------------      --------------------      --------------------
Thomas H. Meeker                    0                      $0                 157,400/88,078           $531,267/31,799
Robert L. Decker                    0                       0                  20,000/28,408              81,259/8,503
C. Kenneth Dunn                     0                       0                        0/7,500                       0/0
Dan L. Parkerson                    0                       0                   25,500/5,954              90,281/3,993
Jeffrey M. Smith                    0                       0                   32,000/9,602             110,423/3,957
Alexander M. Waldrop                0                       0                  32,000/11,967             110,424/3,993

----------

(1) Closing bid as of the last trading day of 1999 (December 31, 1999) minus the exercise price. The closing bid was $22.563.

    The Company maintains a Supplemental Benefit Plan (the "Plan") in which Mr. Meeker is currently the only participant. The Plan provides that if a participant remains in the employ of the Company until age 55 or becomes totally and permanently disabled, the participant will be paid a monthly benefit equal to 45% of the "highest average monthly earnings," as defined in the Plan, prior to the time of disability or age 55, reduced by certain other benefits as set forth in the Plan. Benefits commence at retirement on or after attainment of age 55, and continue as a 50% joint and survivor annuity. The benefit payable under the Plan is increased by 1% for each year Mr. Meeker remains in the employment of the Company after age 55, to a maximum benefit of 55% of the highest average monthly earnings at age 65. The Plan further provides that the monthly benefit will be reduced by [a] 100% of the primary insurance amount under social security payable to a participant determined as of the later of the participant's retirement date or attainment of age 62; [b] 100% of the participant's monthly benefit calculated in the form of a 50% joint and survivor annuity under the Company's terminated Pension Plan; [c] 100% of the monthly income option calculated as a 50% joint and survivor annuity from the cash surrender value of all life insurance policies listed on a schedule attached to the participant's plan agreement; and [d] 100% of the employer contributions and any employee contributions up to a maximum of $2,000 per year allocated to the participant's accounts under the Company's Profit Sharing Plan, calculated in the form of a 50% joint and survivor annuity payable on his retirement date. If Mr. Meeker retires at age 59 or later (a) the reduction for Social Security is 50% of the primary insurance amount rather than 100% of that amount; (b) the reduction for the life annuity from the life insurance cash surrender value is eliminated; and (c) the reduction for the life annuity from employee contributions to the Company's Profit Sharing Plan is eliminated. The estimated annual benefit payable at age 65 to Mr. Meeker under the Plan is $165,308. This estimate is based upon the following assumptions: (a) 8% annual earnings under the Company's Profit Sharing Plan; (b) Mr. Meeker's salary remains constant, and
(c) the maximum wage base for determining the Social Security offset remains constant.

EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL AGREEMENT

    Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Mr. Meeker's compensation for 2000 includes a base salary of $312,000 per year, reimbursement for travel and entertainment expenses (including his wife's travel expenses on the Company's business), provision of an automobile, payment of dues for one (1) country club and any other professional or business associations, and a $250,000 life insurance policy. Mr. Meeker's employment may be terminated by the Company prior to the expiration of his employment agreement only if he willfully fails to perform his duties under his employment agreement or otherwise engages in misconduct that injures the Company. Pursuant to Mr. Meeker's employment agreement, in the event of both a "change in control" of the Company and, within one (1) year of such "change in control," either termination of Mr. Meeker's employment by the Company without "just cause" or his resignation, the Company will pay to Mr. Meeker an amount equal to three (3) times his average annual base salary over the prior five (5) years. A "change in control" is defined generally to include the sale by the Company of all or substantially all of its assets, a consolidation or merger involving the Company, the acquisition of over 30% of the Common Stock in a tender offer or any other change in control of the type which would be required to be reported under the Federal securities laws; however, a "change in control" will not be deemed to have occurred in the case of a tender offer or change reportable under the Federal securities laws, unless it is coupled with or followed by the election of at least one-half of the directors of the Company to be elected at any one (1) election and the election of such directors has not been previously approved by at least two-thirds of the directors in office prior to such change in control.

    In March of 1997, the Company and Mr. Decker entered into an employment agreement whereby Mr. Decker was employed as the Company's Senior Vice President, Finance and Development, and Chief Financial Officer. As of January 1999, Mr. Decker became the Company's Executive Vice President and Chief Financial Officer. Mr. Decker's compensation for 2000 includes a base salary of $187,893, reimbursement for reasonable travel and entertainment expenses (including his wife's travel expenses on the Company's business), provision of an automobile and payment of dues for one (1) country club and a mutually acceptable number of professional or business clubs and associations. The Company may terminate Mr. Decker and Mr. Decker may resign at any time. If the Company terminates Mr. Decker without just cause, then the Company must pay to Mr. Decker one (1) year's base salary. "Just cause" means the willful and continued failure by Mr. Decker to substantially perform his duties, the willful engaging by Mr. Decker in misconduct which is materially injurious to the Company, monetarily or otherwise, or the willful violation by Mr. Decker of the terms of his employment agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the past fiscal year, the Company did not engage in any transactions in which any director, officer or 5% shareholder of the Company had any material interest, except as described below.

    Directors of the Company may from time to time own or have interests in horses racing at the Company's tracks. All such races are conducted, as applicable, under the regulations of the Kentucky Racing Commission, the Indiana Horse Racing Commission, the California Horse Racing Board or the Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering, and no director receives any extra or special benefit with regard to having his horses selected to run in races or in connection with the actual running of races.

    One or more directors of the Company have an interest in business entities which contract with the Company (including its wholly-owned subsidiaries), Hoosier Park, L.P. ("Hoosier Park"), Churchill Downs California Company and Churchill Downs California Fall Operating Company (collectively, "Hollywood Park"), Calder Race Course, Inc., and Tropical Park, Inc. (collectively, "Calder"), and Ellis Park, Inc. ("Ellis Park") the Company's affiliates (Hoosier Park, Hollywood Park, Calder and Ellis Park collectively, "Affiliates"), for the purpose of simulcasting the Kentucky Derby and other races and the acceptance of intrastate or interstate wagers on such races. In such case, no extra or special benefit not shared by all others so contracting with the Company is received by any director or entity in which such director has an interest.

    Mr. Charles W. Bidwill, Jr., a director of the Company, is the Chairman and a 14.42% owner of National Jockey Club. In 1999, National Jockey Club and the Company and its Affiliates were parties to simulcasting contracts whereby National Jockey Club was granted the right to simulcast the Affiliates' respective races and the Company's races, including the Kentucky Oaks--Grade I race and the Kentucky Derby--Grade I race. In consideration for these rights, National Jockey Club paid to the Company 5% of its gross handle on the Kentucky Oaks--Grade I race and the Kentucky Derby--Grade I race, 3.25% of gross handle on races simulcast from Hollywood Park and on other races simulcast from Churchill Downs and 3.0% of gross handle on the other simulcast races. In 1999, National Jockey Club and the Company and its Affiliates were also parties to simulcasting contracts whereby the Company and its Affiliates were granted certain rights to simulcast National Jockey Club's thoroughbred races. In consideration for these rights, the Company and its Affiliates paid to National Jockey Club 3.0% of each track's respective gross handle on the National Jockey Club's simulcast races. For purposes of these and other simulcast contracts, gross handle is defined as the total amount wagered by patrons on the races at the receiving facility less any money returned to the patrons by cancels and refunds. These simulcast contracts are uniform throughout the industry and the rates charged were substantially the same as rates charged to other parties who contracted to simulcast the same races. In 1999, the Company and its Affiliates simulcasted their races to over 1,000 locations in the United States and selected international sites. National Jockey Club received no extra or special benefit as a result of the Company's relationship with Mr. Bidwill.

    Mr. Brad M. Kelley, a nominee for director and 8.9% owner of the Company, is a member and the majority owner (54%) of Kentucky Downs, LLC ("Kentucky Downs"). The Company has a 24% ownership interest in Kentucky Downs, which is a thoroughbred racing association and also serves as a pari-mutuel off-track betting facility which receives simulcast transmissions of races conducted at the Company's racetracks. In 1999, Kentucky Downs and the Company and its Affiliates were parties to simulcasting contracts whereby Kentucky Downs was granted the right to simulcast the Company's and its Affiliates' respective races. In consideration for these rights with regard to the Company and Ellis Park, Kentucky Downs paid to the Company and to Ellis Park, respectively, the percentages of moneys wagered which are required by KRS 230.377, ET SEQ. In consideration for these rights with respect to the Affiliates, except Ellis Park, Kentucky Downs paid 3.35% of its gross handle on races simulcast from Hollywood Park and 3.0% on the other races simulcast from Affiliates. In 1999, Kentucky Downs and the Company and its Affiliates, except Hollywood Park, were also parties to simulcasting contracts whereby the Company and its Affiliates were granted the right to simulcast Kentucky Downs's thoroughbred races. In consideration for these rights with regard to the Company and Ellis Park, the Company and Ellis Park, respectively, paid to Kentucky Downs the percentages of moneys wagered which are required by KRS 230.377, ET SEQ. In consideration for these rights with respect to Hoosier Park and Calder, Hoosier Park and Calder, respectively, paid to Kentucky Downs 3.0% of each track's gross handle on races simulcast from Kentucky Downs. For purposes of these and other simulcast contracts, gross handle is defined as the total amount wagered by patrons on the races at the receiving facility less any money returned to the patrons by cancels and refunds. These simulcast contracts are uniform within Kentucky and throughout the industry and the rates charged were substantially the same as rates charged to other parties who contracted to simulcast the same races. In 1999, the Company and its Affiliates simulcasted their races to over 1,000 locations in the United States and selected international sites. Kentucky Downs received no extra or special benefit as a result of the Company's relationship with Mr. Kelley.

    Thomas H. Meeker, President and Chief Executive Officer of the Company, is currently indebted to the Company in the principal amount of $65,000, represented by his demand note bearing interest at 8% per annum (payable quarterly) and payable in full upon termination of Mr. Meeker's employment with the Company for any reason. This indebtedness arose in connection with Mr. Meeker's initial employment, pursuant to the terms of which he was granted a loan by the Company for the purpose of purchasing the Company's Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    At its meeting held on March 16, 2000, the Board of Directors adopted the recommendation of the Audit Committee and selected PricewaterhouseCoopers, formerly known as Coopers & Lybrand, L.L.P. ("PWC"), to serve as the Company's independent public accountants and auditors for the fiscal year ending December 31, 2000. PWC has served as the Company's independent public accountants and auditors since the Company's 1990 fiscal year.

    Representatives of PWC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

               APPROVAL OF MINUTES OF 1999 SHAREHOLDERS' MEETING
                       AND OTHER MATTERS (PROPOSAL NO. 4)

    The Board of Directors does not know of any matters to be presented to the Annual Meeting other than those specified above, except matters incident to the conduct of the Annual Meeting and the approval by a majority of the shares represented at the Annual Meeting of minutes of the 1999 Annual Meeting which approval does not amount to ratification of actions taken thereat. If, however, any other matters should come before the Annual Meeting, it is intended that the persons named in the enclosed Proxy, or their substitutes, will vote such Proxy in accordance with their best judgment on such matters.

                           PROPOSALS BY SHAREHOLDERS

    Any shareholder proposal that may be included in the Board of Directors' Proxy Statement and Proxy for presentation at the Annual Meeting of Shareholders to be held in 2001 must be received by the Company at 700 Central Avenue, Louisville, Kentucky 40208, Attention of the Secretary, no later than January 16, 2001. Pursuant to the Company's bylaws, proposals of shareholders intended to be presented at the Company's 2001 annual meeting of shareholders must be received by the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, any shareholder proposals intended to be presented at the 2001 annual meeting of shareholders of the Company must be received in writing by the Company at its principal executive offices not later than March 24, 2001, nor sooner than February 22, 2001. Any proposal submitted before or after those dates will be considered untimely, and management proxies will be allowed to use their discretionary voting authority if the proposal is raised at the annual meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS.

                                            THOMAS H. MEEKER
                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                            REBECCA C. REED
                                              SENIOR VICE PRESIDENT,
                                              GENERAL COUNSEL AND SECRETARY

Louisville, Kentucky
May 15, 2000

                   PLEASE SIGN AND RETURN THE ENCLOSED PROXY
                       IF YOU CANNOT BE PRESENT IN PERSON

                                   EXHIBIT A

                          CHURCHILL DOWNS INCORPORATED
                       2000 EMPLOYEE STOCK PURCHASE PLAN

    1. Purpose. The purpose of the Plan is to provide eligible employees of the Company, and of any Parent or Subsidiary corporation which the Company's Board of Directors has designated as a Participating Employer in the Plan, an opportunity to acquire a proprietary interest in the Company through the purchase of the Company's common stock on a payroll or other compensation deduction basis. It is believed that participation in the ownership of the Company will be to the mutual benefit of the eligible employees and the Company. The Company intends for the Plan to qualify as an "employee stock purchase plan" under Code Section 423, and the Plan shall be so construed. Any term not expressly defined in the Plan but defined in the Code for purposes of Code
Section 423 shall have the same definition herein.

    2.  Definitions.

        A. "Account" means the funds accumulated with respect to an individual Participant as a result of deductions from the Participant's pay for the purpose of purchasing Stock under the Plan. The funds allocated to a Participant's Account shall remain the Participant's property at all times.

        B. "Base Pay" means regular straight time earnings, excluding payments for overtime, bonuses, incentive compensation and other special payments.

        C. "Business Day" means a day when any national securities exchange is open if the Stock is then listed on such exchange, or, if not listed, the day when the over-the-counter market is open.

        D. "Board"  means the Company's Board of Directors.

        E.  "Code"  means the Internal Revenue Code of 1986, as amended.

        F.  "Committee"  means the Compensation Committee of the Board.

        G. "Company" means Churchill Downs Incorporated, a Kentucky corporation, 700 Central Avenue, Louisville, Kentucky 40208.

        H. "Eligible Employee" means any person, including any officer or director, who satisfies the following three requirements: [i] who has been employed by a Participating Employer for at least one (1) year; [ii] whose customary weekly employment with the Participating Employer is at least twenty-one (21) hours; and [iii] whose customary calendar year employment exceeds five (5) months. The term "Eligible Employee" does not include any person who is not an employee, including more-than-2% partners in a partnership, more-than-2% shareholders in a Subchapter S corporation, sole proprietors, independent contractors, non-employee directors and other individuals who are not employees.

        I.  "Exchange Act"  means the Securities Exchange Act of 1934.

        J. "Fair Market Value" means, as of the Business Day preceding the measurement date: [i] if the Stock is traded on the over-the-counter market, the closing high bid quotation for the Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System; [ii] if the Stock is listed on a national securities exchange, the closing sales price of the Stock on the Composite Tape; and [ii] if the Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Committee shall in good faith determine.

        K. "Parent" means, as defined in Code Section 424(e), any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if at the time of the granting of an option under the Plan, each of the corporations other than the Company own stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        L. "Participant" means an Eligible Employee who elects to participate in the Plan.

        M. "Participating Employer" means the Company and any Parent or Subsidiary which the Board has authorized to participate in the Plan as to its Eligible Employees.

        N. "Plan" means the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

        O. "Plan Year" means the twelve (12) consecutive month period beginning each August 1.

        P.  "Stock"  means the Company's no par value common stock.

        Q. "Subsidiary" means, as defined in Code Section 424(f), any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

    3. Administration. The Plan shall be administered by Committee. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. The Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company.

    4. Effective Date and Duration of the Plan. The effective date of the Plan is August 1, 2000, subject to ratification of the Plan, within twelve (12) months before or after the date the Plan is adopted by the Board, by the holders of a majority of all the shares of Stock which are voted in person or by proxy at a duly held stockholders' meeting. The Plan shall terminate upon issuance of all shares authorized to be issued under the Plan unless terminated sooner by the Committee pursuant to Section 13.

    5. Eligibility and Participation. All Eligible Employees of a Participating Employer may participate in the Plan, subject to the limitations set forth in Section 7. Participation is voluntary. To become a Participant, an Eligible Employee must complete an authorization form for a payroll deduction available from the Committee and deliver it to the Committee on or before the last Business Day of July of each year. Payroll deductions shall commence on the Participant's first pay date of August following delivery of the completed payroll deduction authorization form to the Committee, and shall continue each Plan Year until altered or terminated as provided in Sections 6, 8 and 9.

    6.  Payroll Deductions.

        A. Percentage of Compensation. Each Eligible Employee electing to participate in the Plan shall indicate on the payroll deduction form the percentage of the Eligible Employee's Base Pay to be withheld. Such percentage shall not be greater than five percent (5%) nor less than one-half percent (.5%). Payroll deductions are made on an after-tax basis each payroll period during the Plan Year.

        B. Accounts. Payroll deductions from a Participant shall be credited to the Participant's Account. Amounts shall remain in a Participant's Account until used to purchase shares pursuant to Section 8 hereof or paid out pursuant to Sections 8 or 9. A Participant may not make separate cash payments into the Account. No interest or earnings on the Account will be credited to any Participant. Compensation deductions received or held by the Committee under the Plan shall be used only for the purposes specified in the Plan.

        C. Changes to Payroll Deduction Authorization. Participants may change their payroll deduction authorization as of the beginning of each Plan Year and may also make one (1) mid-Plan Year change to the percentage of payroll deductions authorized by delivery of a new payroll deduction authorization form to the Committee. The change shall become effective as soon as administratively practicable and shall continue each Plan Year until again altered pursuant to this section or terminated pursuant to Sections 6, 8 or 9.

    7.  Grant of Options.

        A. Number of Shares Optioned. On the first Business Day in each Plan Year, each individual who is a Participant on such day shall be granted an option to purchase as many full shares of Stock as the Participant can purchase with the compensation deductions credited to the Participant's Account during the Plan Year, less any required employment or other tax required to be withheld as a result of the exercise of the option, up to a maximum of five hundred (500) shares.

        B. Limitation on Amount of Grant. Notwithstanding the foregoing, no Participant shall be granted an option to the extent that the option would permit the Participant's rights to purchase stock under the Plan and all employee stock purchase plans of the Company and its Parent and Subsidiaries (if any) to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. This section shall be applied by use of all rules and definitions of terms which are applicable for purposes of Code Section 423(b)(8), it being the intent that this section shall cause the Plan to comply with the requirements of such section of the Code.

        C. 5% Shareholders. Anything herein to the contrary notwithstanding, no Participant shall be granted an option if the Participant would own, immediately after the grant of the option, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary. The rules of Code
    Section 424(d) shall apply in determining stock ownership and stock which the Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

        D. Option Price. The option price per share shall be 85% of the lower of the Fair Market Value per share of the Stock on the first or last Business Day in the Plan Year (rounded up to the next whole dime).

    8.  Exercise of Options.

        A. Date of Exercise. Unless a Participant gives written notice to the Committee as provided in Section 8.B, the Participant's option for the Plan Year is deemed exercised automatically at the close of the last Business Day of the Plan Year for as many full shares of Stock as can be purchased with funds in the Participant's Account on that date.

        B. Participant Notice to Change Amount of Exercise. By delivering a written notice to the Committee at least two (2) Business Days before the end of the Plan Year, a Participant may decide not to exercise the Participant's option for the Plan Year or to exercise the option for some lesser number of shares. If more than one written notice is delivered by a Participant, the last notice shall control.

        C. Disposition of Account. Funds in a Participant's Account (less any required withholding tax) will be used to pay the option price upon exercise of the Participant's option, and the Company shall deliver to each Participant certificates representing any Stock purchased as soon as administratively practicable after the end of the Plan Year. Any amount in a Participant's Account at the end of the Plan Year will be paid to Participant (without interest) as soon as administratively practicable after the end of the Plan Year.

        D. Exercises Causing Loss of Compensation Deduction. No part of an option may be exercised to the extent the exercise would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of $1 million and that is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m).

        E. Lapse of Options. All unexercised options shall lapse on the earlier of: [i] the end of the Plan Year; [ii] termination of participation; or [iii] termination of the Plan.

    9.  Termination of Participation.

        A. Termination by Participant. A Participant may at any time terminate participation by giving written notice of such termination to the Committee and electing to either:

           [1] leave any funds in the Participant's Account in which event the Participant's option will be deemed exercised at the end of the Plan Year pursuant to Section 8.A and any amounts remaining after such exercise will be paid to the Participant (without interest); or

           [2]  receive any funds in the Participant's Account.

    Participants who change their payroll deduction authorization to zero pursuant to Section 6.C shall be deemed to have terminated participation in the Plan and will be deemed to have elected a disposition of the Participant's Account in accordance with Section 9.A[1] unless the Participant notifies the Committee in writing at least two (2) Business Days before the end of the Plan Year that the Participant elects to receive the funds in the Participant's Account.

    Upon termination of participation, all further payroll deductions from such Participant shall cease and all amounts in the Participant's Account which are not used to purchase Stock shall be paid to the Participant (without interest) as soon as administratively practicable.

        B. Change in Employee Status. If, on or before the last Business Day of the Plan Year, a Participant ceases to be an Eligible Employee for any reason, including death, disability, resignation, retirement or dismissal, the Participant's participation in the Plan shall cease and any outstanding options shall lapse in full on the day the Participant's status as an Eligible Employee ceases. Upon lapse, all further payroll deductions shall cease, and all amounts credited to the Participant's Account and not used to purchase Stock shall be paid to the Participant (without interest) as soon as administratively practicable following such lapse.

        C. Leaves of Absence. The employment relationship of a Participant with a Participating Employer will be treated as continuing intact while the Participant is on military, sick leave or other bona fide leave of absence for a period not to exceed ninety (90) days, or for a longer period, provided that the Participant's right to reemployment with the Participating Employer is guaranteed either by statute or by contract. Where the period of leave exceeds ninety (90) days and where the Participant's right to reemployment is not guaranteed either by statute or contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

        D. Limitation on Withdrawals From Account. A Participant may not withdraw any amount in the Participant's Account except pursuant to Sections 8.C, 9.A or 9.B.

        E. Reinstatement of Participation. A Participant whose participation in the Plan terminates may not elect to participate in the Plan again until the next Plan Year. In addition, no Participant who is an officer or director of the Company or a Participating Employer (as contemplated by Rule 16b-3 of the Exchange Act, or any successor rule or regulation) may participate in the Plan again for at least six (6) months after termination of participation.

    10.  Stock Reserved for Plan.

        A. Number and Type of Shares. A total of Sixty-eight Thousand, Five Hundred Eighty-One (68,581) shares of authorized but unissued shares of Stock are reserved for issuance under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.C. If any option shall lapse or terminate for any reason as to any shares, such shares of Stock shall again become available under the Plan.

        B. Proration of Available Shares. Notwithstanding anything herein to the contrary, if the total number of shares which would otherwise have been acquired under the Plan on any date exceeds the number of shares of Stock then available under the Plan, then the Committee may make such pro rata allocation of the shares remaining available in such practicable manner as it shall determine to be fair and equitable. The payroll deductions to be made pursuant to the Participant authorizations shall be reduced accordingly and the Committee shall give written notice of such reduction to each affected Participant. Any payroll deductions in a Participant's Account not used to purchase Stock shall be paid (without interest) to such Participant.

        C. Adjustment Provision. If there is any change in the number of outstanding shares of Stock by reason of any stock dividend, stock split-up or similar transaction, the number of shares of Stock then remaining available for issuance and the number of shares subject to any outstanding options shall be correspondingly changed, without change in the aggregate option price. Additionally, equitable adjustments shall be made in options to reflect any other changes in the Stock, including changes resulting from a combination of outstanding shares or other recapitalization, reorganization, sale, merger, consolidation or similar transaction. The establishment of the Plan shall not affect the Company's right to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.

        D. Delivery of Shares. A Participant shall have no interest in, or rights of a shareholder to, any shares of Stock covered by an option until shares have been issued to the Participant. Stock to be delivered to a Participant pursuant to the exercise of an option shall be issued in the name of the Participant, or, if the Participant so directs by written notice delivered to the Committee, in the names of the Participant and one other person designated in the notice, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

        E.  Restrictive Legends.

           [1] Failure to Satisfy Holding Period Requirements. Certificates representing shares of Stock issued pursuant to the Plan shall bear a restrictive legend stating that the shares represented thereby may not be transferred before the expiration of two (2) years from the date of grant of the option and one (1) year from the date of transfer of the Stock to the Participant, unless the Participant notifies the Company of the Participant's intention to dispose of the Stock. Upon receipt of such notice by the Committee, the Participant is free to dispose of the Stock.

           [2] Insiders. Certificates representing shares of Stock issued pursuant to the Plan to any director or officer of the Company or a Participating Employer within the meaning of Section 16 of the Exchange Act shall bear a restrictive legend stating that the shares represented thereby may not be transferred before the expiration of six (6) months from the date of the issuance of shares of Stock to the Participant.

           [3] Other Legends. The Company shall be entitled to place any other legends on certificates for shares of Stock issued hereunder which it deems appropriate to effectuate the terms of the Plan or to comply with any applicable law.

    11. Transferability. Neither compensation deductions credited to a Participant's Account nor any rights with regard to participation in the Plan, exercise of any option or the right to receives shares of Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect. An option granted under the Plan is exercisable during the Participant's lifetime only by the Participant.

    12. Designation of Beneficiaries. A Participant may deliver to the Committee a written designation (on a prescribed form) of a beneficiary or beneficiaries who are to receive any Stock and cash payable to the Participant but not delivered to the Participant because of the Participant's death before such delivery. Such designation may be changed or revoked by delivery of written notice to the Committee. Upon the death of a Participant and upon receipt by the Committee of proof deemed adequate by it of the identity and existence of a beneficiary or beneficiaries validly designated by such Participant, the Company shall issue and deliver such Stock and pay such cash to such beneficiary or beneficiaries. In the absence of the Company's receipt of such proof, or if the Participant fails to designate any beneficiary who is living at the time of the Participant's death, the Company shall issue and deliver such Stock and pay such cash to the executor or administrator of the estate of such Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Company, if and as the Committee may direct in its discretion, shall issue and deliver such Stock and pay such cash to the spouse and/or any one or more dependents or relatives of such Participant, or if no such spouse, dependent or relative is known to the Committee, then to such other person or persons as the Committee may designate in its discretion.

    13. Amendment and Termination. The Plan may be amended or terminated by the Committee at any time. Any amendment of the Plan requires approval by the Company's stockholders within twelve (12) months after such amendment's adoption by the Committee if it increases the total number of shares of Stock available for issuance under the Plan, or changes the class of corporations eligible to become

Participating Employers or the class of persons eligible to receive options under the Plan, or if the Committee otherwise deems such approval necessary or advisable for purposes of complying with Rule 16b-3 of the Exchange Act, or any successor rule or regulation, or other applicable law. Such stockholder approval shall mean approval by holders of a majority of all the shares of the Stock which are voted in person or by proxy at a duly held stockholders' meeting. No amendment may be adopted which would adversely affect any rights acquired by any person hereunder before the effective date of the amendment, unless the amendment is necessary for the Company to obtain a ruling it may request from the Internal Revenue Service with respect to the Plan, or necessary for the plan to conform to the requirements of Code Section 423 or any other applicable law.

    14. Notices. Any notice or other communication by any person to the Committee shall be deemed to have been duly given when actually received by a member of the Committee, or when actually received by the Company addressed as follows:

           Churchill Downs Incorporated
           700 Central Avenue
           Louisville, Kentucky 40208
           Attention: Board of Directors, Compensation Committee

    Any notice or other communication or any delivery of Stock or cash to any person (other than the Committee) under or in connection with the Plan shall be deemed to have been duly given or made when deposited in the United States mails, postage prepaid, addressed to such person at the address last shown for such person in the records of the Committee or any Participating Employer.

    15. Tax Withholding. The Participating Employer shall have the right to withhold from each Participant's compensation an amount equal to all federal, state and local taxes which the Participating Employer is required by law to withhold as a result of the Participant's participation in the Plan or disposition of shares of Stock issued under the Plan to the extent such taxes are not deducted from the Participant's Account.

    16. Nonguarantee of Employment. No provision of the Plan shall be construed as giving any person any right he would not otherwise have to become or remain an employee of a Participating Employer, or any other right not expressly created by such provision.

    17. Governing Law. The Plan shall be governed by the laws of the Commonwealth of Kentucky and any applicable federal laws.

                                   EXHIBIT B

                          CHURCHILL DOWNS INCORPORATED
               SECOND AMENDED AND RESTATED 1997 STOCK OPTION PLAN

    1. Purpose. The purpose of the Churchill Downs Incorporated 1997 Stock Option Plan is to promote Company's interests by affording an incentive to key employees to remain in the employ of Company and its Subsidiaries and to use their best efforts on its behalf; and further to aid Company and its Subsidiaries in attracting, maintaining, and developing capable personnel of a caliber required to ensure the continued success of Company and its Subsidiaries by means of an offer to such persons of an opportunity to acquire or increase their proprietary interest in Company through the granting of incentive stock options and nonstatutory stock options to purchase Company's stock pursuant to the terms of the Plan and related stock appreciation rights.

    2.  Definitions.

        A. "Board"  means Company's Board of Directors.

        B. "Change in Control" means: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of Company (in one transaction or in a series of related transactions) to a person that is not controlled by Company, (b) the approval by Company shareholders of any plan or proposal for the liquidation or dissolution of Company, or (c) a change in control of Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, whether or not Company is then subject to such reporting requirement; provided, however, that, without limitation, such a change in control shall be deemed to have occurred at such time as (i) any Person becomes after the date this Plan is approved or ratified by Company's shareholders the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 30% or more of the combined voting power of Company's outstanding securities ordinarily having the right to vote at elections of directors, or (ii) individuals who constitute the board of directors of Company on the date this Plan is approved or ratified by Company's shareholders cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by Company's shareholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board on the date this Plan is approved or ratified by Company's shareholders (either by a specific vote or by approval of the proxy statement of Company in which such person is named as a nominee for director) shall be, for purposes of this clause (ii) considered as though such person were a member of the Board on the date this Plan is approved or ratified by Company's shareholders.

        C.  "Code"  means the Internal Revenue Code of 1986, as amended.

        D. "Committee" means the committee appointed by the Board to administer the Plan pursuant to Section 4.

        E. "Common Stock" means Company's common stock, no par value, or the common stock or securities of a Successor that have been substituted therefor pursuant to Section 11.

        F. "Company" means Churchill Downs Incorporated, a Kentucky corporation, with its principal place of business at 700 Central Avenue, Louisville, Kentucky 40208.

        G. "Disability" means, as defined by and to be construed in accordance with Code Section 22(e)(3), any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and that renders Optionee unable to engage in any substantial gainful activity. An

    Optionee shall not be considered to have a Disability unless Optionee furnishes proof of the existence thereof in such form and manner, and at such time, as the Committee may require.

        H. "ISO" means an option to purchase Common Stock that at the time the option is granted qualifies as an incentive stock option within the meaning of Code Section 422.

        I. "NSO" means a nonstatutory stock option to purchase Common Stock that at the time the option is granted does not qualify as an ISO.

        J. "Option Price" means the price to be paid for Common Stock upon the exercise of an option, in accordance with Section 6.E.

        K. "Optionee" means a key employee to whom an option has been granted under the Plan.

        L. "Optionee's Representative" means the personal representative of Optionee's estate, and after final settlement of Optionee's estate, the successor or successors entitled thereto by law.

        M. "Plan" means the Churchill Downs Incorporated 1997 Stock Option Plan as set forth herein, and as amended from time to time.

        N. "SAR"  means a stock appreciation right described in Section 7.

        O. "Subsidiary" means any corporation that at the time an option is granted under the Plan qualifies as a subsidiary of Company as defined by Code Section 424(f).

        P. "Successor" means the entity surviving a merger or consolidation with Company, or the entity that acquires all or a substantial portion of Company's assets or outstanding capital stock (whether by merger, purchase or otherwise).

        Q. "Ten Percent Shareholder" means an employee who, at the time an option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Company or Subsidiary employing Optionee or of its parent (within the meaning of Code
    Section 424(e)) or Subsidiary corporation.

    3.  Shares Subject to Plan.

        A. Authorized Unissued Shares.  Subject to the provisions of
    Section 11, shares to be delivered upon exercise of options granted under the Plan shall be made available, at the discretion of the Board, from the authorized unissued shares of Common Stock.

        B. Aggregate Number of Shares. Subject to adjustments and substitutions made pursuant to Section 11, the aggregate number of shares that may be issued upon exercise of all options that may be granted under the Plan shall not exceed six hundred thousand (600,000) of Company's authorized shares of Common Stock.

        C. Shares Subject to Expired Options. If an option is canceled, expires or terminates for any reason without having been exercised in full, the shares of Common Stock subject to, but not delivered under, such option shall become available for any lawful corporate purpose, including for transfer pursuant to other options granted to the same key employee or other key employees without decreasing the aggregate number of shares of Common Stock that may be granted under the Plan.

    4. Plan Administration. The Plan shall be administered by a Board committee consisting of not fewer than two (2) directors who are not officers or employees of Company or a parent or subsidiary company and who receive no compensation from Company in any capacity other than as a director (except for amounts for which disclosure is not required under federal securities law). The Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it deems proper and in Company's best interests.

Subject to the terms, provisions and conditions of the Plan, the Committee shall have exclusive jurisdiction: [i] to determine the key employees to whom awards shall be granted; [ii] to determine the times at which awards shall be granted; [iii] to determine the form, amount, and manner of exercise of awards; [iv] to grant any combination of ISOs, NSOs and SARs; [v] to determine the limitations, restrictions and conditions applicable to awards; [vi] to fix such other provisions of the option agreement as it may deem necessary or desirable consistent with the terms of the Plan; and [vii] to determine all other questions relating to the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services performed by such employees, their present and potential contributions to the success of Company or a Subsidiary and such other factors as the Committee in its discretion shall deem relevant. The interpretation of any provision of the Plan by the Committee shall be final, conclusive, and binding upon all persons and the officers of Company shall place into effect and shall cause Company to perform its obligations under the Plan in accordance with the determinations of the Committee in administering the Plan.

    5. Eligibility. Key employees of Company and its Subsidiaries shall be eligible to receive options under the Plan. Key employees to whom options may be granted under the Plan will be those selected by the Committee from time to time who, in the sole discretion of the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of Company and its Subsidiaries.

    6. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an option agreement signed by Optionee and by a member of the Committee on behalf of Company. An option agreement shall constitute a binding contract between Company and Optionee, and every Optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan as the Committee may deem appropriate.

        A. $100,000 ISO Limitation. The aggregate fair market value (determined as of the date an option is granted) of the Common Stock for which ISOs will first become exercisable by an Optionee in any calendar year under all ISO plans of Optionee's employer corporation and its parent (within the meaning of Code Section 424(e)) or subsidiary (within the meaning of Code
    Section 424(f)) corporation shall not exceed $100,000. Options in excess of this limitation shall constitute NSOs.

        B. Option Period. Each option agreement shall specify the period during which the option is exercisable. The Committee may extend the period; provided, however, that the period may not be extended without Optionee's consent if the extension would disqualify the option as an ISO. In no case shall such period, including extensions, exceed ten (10) years from the date of grant, provided, however, that in the case of an ISO granted to a Ten Percent Stockholder, such period, including extensions, shall not exceed five (5) years from the date of grant.

        C. Option Vesting. No part of any option may be exercised until Optionee has been employed by Company or a Subsidiary for such period, which shall be no less than one (1) year, after the date on which the option is granted as the Committee may specify in the option agreement. The option agreement may provide for exercisability in installments.

        D. Acceleration of Option Vesting. The Committee may provide that the exercise dates of outstanding options shall accelerate and become exercisable on or after the date of a Change in Control or termination of Optionee's employment due to death and/or Disability on such terms and conditions deemed appropriate by the Committee and set forth in the option agreement.

        E. Option Price. The Option Price per share of Common Stock shall be determined by the Committee at the time an option is granted. The Option Price for ISOs shall be not less than fair market value, or in the case of an ISO granted to a Ten Percent Shareholder one hundred ten percent

    (110%) of the fair market value, at date of grant. The fair market value of Common Stock shall be the closing high bid quotation for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System, on the business day immediately preceding the date of grant. The Option Price shall be subject to adjustments in accordance with the provisions of Section 11.

        F. Option Expiration. An option shall expire, and cease to be exercisable, at the earliest of the following times:

           [1] ten (10) years after the date of grant; or

           [2] in the case of an ISO granted to a Ten Percent Shareholder, five
       (5) years after the date of grant; or

           [3] in the case of both an ISO and NSO, unless provided otherwise in the option agreement solely with respect to an NSO, five (5) years after termination of employment with Company or a Subsidiary because of Optionee's retirement in accordance with the terms of Company's tax-qualified retirement plans or with the consent of the Committee; or

           [4] two (2) years after termination of employment with Company or a Subsidiary because of Optionee's death or Disability; or

           [5] the earlier of: [i] date of Optionee's termination of employment with Company or a Subsidiary for any reason other than death, Disability or retirement; or [ii] the date on which written notice of such employment termination is delivered by Company to Optionee; or

           [6] any earlier time set by the grant as provided in the option agreement.

        G. Exercise By Optionee's Estate. Upon Optionee's death, options may be exercised, to the extent exercisable by Optionee on the date of Optionee's death, by Optionee's Representative at any time before expiration of said options.

        H. Leaves of Absence. The Committee may, in its discretion, treat all or any portion of a period during which an Optionee is on military or an approved leave of absence as a period of employment with Company or Subsidiary for purposes of accrual of rights under the Plan. Notwithstanding the foregoing, in the case of an ISO, if the leave exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, Optionee's employment shall be deemed to have terminated on the 91st day of the leave.

        I. Payment of Option Price. Each option shall provide that the Option Price shall be paid to Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, Common Stock already owned by Optionee having a total fair market value, as determined by the Committee, equal to the Option Price, or a combination of cash and Common Stock having a total fair market value, as determined by the Committee, equal to the Option Price.

        J. Manner of Exercise. To exercise an option, Optionee shall deliver to Company, or to a broker-dealer in the Common Stock with the original copy to Company, the following: [i] seven (7) days' prior written notice specifying the number of shares as to which the option is being exercised and, if determined by counsel for Company to be necessary, representing that such shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by Optionee, or the broker-dealer, for such shares in cash, or if the Committee in its discretion agrees to so accept, by delivery to Company of other Common Stock owned by Optionee, or in some combination of cash and such Common Stock acceptable to the Committee. At the expiration of the seven (7) day notice period, and provided that all conditions precedent contained in the Plan are satisfied, Company shall, without transfer or issuance tax or other incidental expenses to Optionee, deliver to Optionee, at the offices of Company, a certificate or certificates for the Common Stock. If Optionee fails to accept delivery of the Common Stock, Optionee's right to exercise the applicable portion of the option shall terminate. If payment of the Option Price is made in Common Stock, the value of the Common Stock used for payment of the Option Price shall be the fair market value of the Common Stock, determined in accordance with Section 6.E, on the business day preceding the day written notice of exercise is delivered to Company. Options may be exercised in whole or in part at such times as the Committee may prescribe in the applicable option agreement.

        K. Cancellation of SARs. The exercise of an option shall cancel a proportionate number, if any, of SARs included in such option.

        L. Exercises Causing Loss of Compensation Deduction. No part of an option may be exercised to the extent the exercise would cause Optionee to have compensation from Company and its affiliated companies for any year in excess of $1 million and that is nondeductible by Company and its affiliated companies pursuant to Code Section 162(m) and the regulations issued thereunder. Any option not exercisable because of this limitation shall continue to be exercisable in any subsequent year in which the exercise would not cause the loss of Company's or its affiliated companies' compensation tax deduction, provided such exercise occurs before the option expires, and otherwise complies with the terms and conditions of the Plan and option agreement.

        M. ISOs. Each option agreement that provides for the grant of an ISO shall contain provisions deemed necessary or desirable by the Committee to qualify such option as an ISO.

    7.  Stock Appreciation Rights.

        A. Form of Award. The Committee may include an SAR in any ISO or NSO granted under the Plan, either at the time of grant or thereafter while the option is outstanding; provided that no SAR may be awarded with respect to an outstanding ISO without the Optionee's consent to the extent the award would disqualify the option as an ISO. SARs shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Committee shall determine.

        B. Exercise of SAR/Cancellation of Option. An SAR shall entitle the Optionee to surrender to Company for cancellation the unexercised option, or portion thereof, to which it is related, and to receive from Company in exchange therefor, at the discretion of the Committee, either: [i] a cash payment equal to the excess of the fair market value of the Common Stock subject to the option or portion thereof so surrendered over the aggregate Option Price for the shares; or [ii] delivery to Optionee of Common Stock with a fair market value equal to such excess, or [iii] a combination of cash and Common Stock with a combined value equal to such excess. The value of the Common Stock shall be determined by the Committee in accordance with
    Section 6.E on the day immediately preceding the day written notice of exercise of the SAR is delivered to Company. The exercise procedures provided by Sectio 6.J shall apply to the exercise of an SAR to the extent applicable.

        C. Limitations. An SAR shall be exercisable only to the extent the option to which is relates is exercisable and shall be exercisable only for such period as the Committee may provide in the option agreement (which period may expire before, but not later than, the expiration date of the option). Notwithstanding the preceding sentence, an SAR is exercisable only when the fair market value of a share of Common Stock exceeds the Option Price for the share.

    8. Investment Representation. Each option agreement may provide that, upon demand by the Committee for such a representation, Optionee or Optionee's Representative shall deliver to the Committee at the time of exercise a written representation that the shares to be acquired upon exercise of an option or SAR are to be acquired for investment and not for resale or distribution. Upon such demand, delivery of such representation before delivery of Common Stock shall be a condition precedent to the right of Optionee or Optionee's Representative to purchase Common Stock.

    9. Tax Withholding. Company shall have the right to: [i] withhold from any payment due to Optionee or Optionee's Representative; or [ii] require Optionee or Optionee's Representative to remit to Company; or [iii] retain Common Stock otherwise deliverable to Optionee or Optionee's Representative, in an amount sufficient to satisfy applicable tax withholding requirements resulting from the grant or exercise an option or SAR or disqualifying disposition of Common Stock acquired pursuant to the Plan.

    10. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options and SARs and the obligation of Company to sell and deliver shares under such options and SARs, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Company shall not be required to issue or deliver certificates for shares of Common Stock before [i] the listing of such shares on any stock exchange or over-the-counter market, such as NASDAQ, on which the Common Stock may then be listed or traded, and [ii] the completion of any registration or qualification of any governmental body which Company shall, in its sole discretion, determines to be necessary or advisable.

    11.  Capital Adjustments and Mergers and Consolidations.

        A. Capital Adjustments. In the event of a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to the Plan and the number of shares under an option or SAR shall be automatically adjusted to take into account such capital adjustment. The price of any share under an option or SAR shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of such option or SAR.

        B. Mergers and Consolidations. In the event Company merges or consolidates with another entity, or all or a substantial portion of Company's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by a Successor, the kind of shares of Common Stock that shall be subject to the Plan and to each outstanding option and SAR shall automatically be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than Company's Common Stock, of the Successor, and the number of shares subject to the option and SAR and the purchase price per share upon exercise of the option or SAR shall be correspondingly adjusted, so that each Optionee shall have the right to purchase [a] that number of shares of common stock of the Successor that have a value equal, as of the date of the merger, conversion or acquisition, to the value, as of the date of the merger, conversion or acquisition, of the shares of Common Stock of Company theretofore subject to Optionee's option and SAR, [b] for a purchase price per share that, when multiplied by the number of shares of common stock of the Successor subject to the option and SAR, shall equal the aggregate exercise price at which Optionee could have acquired all of the shares of Common Stock of Company theretofore optioned to Optionee. Conversion of an ISO shall be done in a manner to comply with Code
    Section 424 and the regulations thereunder so the conversion does not disqualify the option as an ISO.

        C. No Effect on Company's Rights. The granting of an option or SAR pursuant to the Plan shall not affect in any way the right and power of Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

    12. Transferability. Options and SAR granted under the Plan may not be transferred by Optionee other than by will or the laws of descent and distribution and during the lifetime of Optionee, may be exercised only by the Optionee. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an option or SAR, or levy or attachment or similar process not specifically permitted herein, shall be null and void and without effect.

    13. No Rights as Shareholder. No Optionee or Optionee's Representative shall have any rights as a shareholder with respect to Common Stock subject to an option or SAR before the date of transfer to the Optionee of a certificate for such shares.

    14. No Rights to Continued Employment. Neither the Plan nor any award under the Plan shall confer upon any Optionee any right with respect to continuance of employment by Company or Subsidiary nor interfere with the right of Company or Subsidiary to terminate the Optionee's employment.

    15. Amendment, Suspension, or Termination. The Board may amend, suspend or terminate the Plan at any time and in any respect that it deems to be in Company's best interests, except that, without approval by shareholders of Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of Company's shareholders, no amendment shall be made that would: [i] change the aggregate number of shares of Common Stock which may be delivered under the Plan, except as provided in Section 11; or [ii] change the employees or class of employees eligible to receive ISOs; or [iii] require shareholder approval under federal or state securities laws.

    16. Effective Date, Term and Approval. The effective date of the Plan is November 20, 1997 (the date of Board adoption of the Plan), subject to approval by stockholders of Company holding not less than a majority of the shares present and voting at its 1998 annual meeting on June 18, 1998. The Plan shall terminate ten (10) years after the effective date of the Plan and no options may be granted under the Plan after such time, but options granted prior thereto may be exercised in accordance with their terms.

    17. Severability. The invalidity or unenforceability of any provision of the Plan or any option or SAR granted pursuant to the Plan shall not affect the validity and enforceability of the remaining provisions of the Plan and the options and SARs granted hereunder. The invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the options SARs granted hereunder.

    18. Governing Law. The Plan shall be governed by the laws of the Commonwealth of Kentucky.

                                      PROXY

                          CHURCHILL DOWNS INCORPORATED

                               700 Central Avenue
                           Louisville, Kentucky 40208

                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 22, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Frank L. Hower, Jr. and Darrell R. Wells, and any of them, as Proxies with full power to appoint a substitute and hereby authorizes them to represent and to vote, as designated below, all shares of the undersigned at the Annual Meeting of Shareholders to be held on Thursday, June 22, 2000, or any adjournment thereof, hereby revoking any Proxy heretofore given.

         The Board of Directors unanimously recommends a vote FOR the following proposals:

         1.       Election of Class I Directors (Proposal No. 1):


     FOR all nominees listed                         WITHHOLD AUTHORITY to
----                                            ----
below (Except as marked to                      vote for all nominees listed
the contrary below)                             below

Class I Directors: William S. Farish; G. Watts Humphrey, Jr.; Brad M. Kelley; Dennis D. Swanson

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

         2.Proposal to approve the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (Proposal No. 2);

      FOR                                AGAINST                 ABSTAIN
-----                              -----                   -----

         3. Proposal to approve amending the Churchill Downs Incorporated 1997 Stock Option Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder from 300,000 to 600,000 shares (Proposal No. 3);

      FOR                                AGAINST                 ABSTAIN
-----                              -----                   -----

         4. Proposal to approve minutes of the 1999 Annual Meeting of Shareholders, approval of which does not amount to ratification of action taken thereat (Proposal No. 4); and

      FOR                                AGAINST                 ABSTAIN
-----                              -----                   -----

         5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

                  UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 2, FOR PROPOSAL NO. 3, FOR PROPOSAL NO. 4, AND FOR THE ELECTION OF ALL CLASS I DIRECTORS DESIGNATED UNDER PROPOSAL NO. 1. Please sign, date and return this Proxy promptly in the enclosed envelope.

                  Dated_________________________________________________, 2000

                  ______________________________________________________________

                  ______________________________________________________________
                  (Please sign this Proxy exactly as name(s) appears. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title.)


                                       2